Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”), is entered into as of February 24, 2022 (the “Effective Date”) by and between Spinnaker Insurance Company, an Illinois licensed insurance company (“Buyer”), and Elevate Sabine Investors LP, a Texas limited partnership (“Seller”).

1.Background.

Seller is the owner of an office building development (the “Office Building Development”) commonly known as Waterloo Central which is located at 701 E. 5th Street, Austin, Texas 78701 in Travis County, Texas. Buyer has expressed an interest in purchasing the Office Building Development on the terms provided in this Agreement, and Seller has agreed to sell the Office Building Development to Buyer on such terms.

2.Agreement to Purchase.

(A)Subject to the terms and provisions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of the following property (collectively, the “Property”):

(1)The tract or tracts of land described on Exhibit A to this Agreement and all related rights, hereditaments, benefits, privileges, tenements, appurtenances and easements pertaining to or benefitting or pertaining to such land, if any, and all right, title and interest of Seller in and to all adjacent sidewalks, streets, waterways, alleys or rights-of-way and any strips or gores between the land and abutting or adjacent properties (collectively, the “Land”).

(2)All buildings, structures, parking areas, and other improvements located on the Land (collectively, the “Improvements”) (the Land and the Improvements are hereinafter collectively referred to as the “Real Property”).

(3)All of Seller’s right, title and interest, in and to all of the furniture, appliances, personal property, machinery, apparatus, equipment, and other tangible personal property and fixtures located on the Real Property or used in the ownership, operation, repair and maintenance of the Real Property (excluding, however, tangible personal property and fixtures of the Improvements which are owned by tenants or which may be removed by tenants under the terms of their leases), including, without limitation, those items as set forth on Exhibit B attached hereto (collectively, the “Personal Property”). The Personal Property to be conveyed is subject to reasonable depletions, replacements and additions in the ordinary course of Seller’s business.

(4)All of Seller’s right, title and interest, in and to all of the leases, subleases, franchises, licenses, occupancy agreements or other agreements demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to, the Real Property, including, without limitation, those leases (the “Existing Leases”) identified on the Schedule of Leases and Security Deposits attached hereto as Exhibit C (the “Rent Roll”), and any New Leases (hereinafter defined) entered into pursuant to Section 10(B), below, which as of the Closing Date (hereinafter defined) affect all or any portion of the Real Property (together with all amendments, addenda, modifications and supplements thereto, collectively, the “Leases”), the Security Deposits (hereinafter defined) listed on the Rent Roll attached hereto as Exhibit C with respect to any such Leases and all rents prepaid for any period subsequent to the Closing Date.

(5)(i) The Parking Agreement To Use The Austin Convention Center Parking Garage dated effective as of August 1, 2021 by and between the City of Austin, a municipal corporation of

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the State of Texas, acting by and through the Director or his/her designee of the Austin Convention Center Department, and Seller, for Seller or Seller’s tenants to park in 5 spaces at the garage located at 601 E 5th St., Austin, Texas 78701 in Travis County, Texas (the “City Parking Lease”), and (ii) the Monthly Parking Agreement, dated effective April 27, 2021, by and between Parking Management Company, LLC, and Seller, for Seller or Seller’s tenants to park in 100 spaces at the garage located at 500 N. Interstate 35, Austin, Texas 78701 in Travis County, Texas (the “Hilton Garden Inn Downtown Parking Lease”, and together with the City Parking Lease, the “Parking Lease”). At Closing, Seller will deliver Parking Leases with an aggregate of at least 100 spaces available.

(6)All right, title and interest of Seller in, to and under all Accepted Service Contracts (hereinafter defined), including, without limitation, certain of those items as set forth on Exhibit D attached hereto.

(7)All of Seller’s right, title and interest, in and to all warranties, indemnities and guarantees of any kind whatsoever, express or implied, issued or arising in connection with or relating to the Improvements or the Personal Property which remain in effect as of the Closing Date, if any, including, without limitation, those items as set forth on Exhibit E attached hereto, which include any of same (a) under any construction contracts, written or oral, and as modified or supplemented from time to time (collectively, the “Construction Contracts”), with any general contractor or subcontractor, of any tier whatsoever (collectively, the “Construction Contractors”), (b) under any contracts, written or oral, and as modified or supplemented from time to time (collectively, the “Design Contracts”), with any architect, design professional, engineer, planner, construction manager or supervisor, decorator, stylist, consultant, or any other person or entity with whom Seller contracted for the providing of planning, design, architectural, engineering or other similar services relating to the Improvements (collectively, the “Design Consultants”), or
(c) under any contracts, written or oral, and as modified or supplemented from time to time (collectively, the “Materials Contracts”), related to any materials, whether or not same were specially fabricated (collectively, the “Materials”), (all of the foregoing, collectively, the “Warranties”).

(8)All of Seller’s right, title and interest in and to (a) written licenses, permits, governmental building inspection approvals, certificates of occupancy, and entitlements issued, approved or granted by any applicable governmental authorities in connection with the Real Property, (b) written covenants, conditions and restrictions, reciprocal easement agreements, area easement agreements and other common or planned development agreements or documents affecting the Real Property, and (c) written licenses, consents, easements, rights of way and approvals obtained from private parties to make use of utilities, parking rights, open spaces, density rights, uses, quotas or allotments, or to provide vehicular and pedestrian ingress and egress for the Real Property, all if and to the extent transferrable without third party consent or any additional cost or liability to Seller that is not reimbursed, prorated or indemnified pursuant to this Agreement (collectively, the “Approvals”).

(9)All of Seller’s right, title and interest, in and to any intangible personal property, including, without limitation, (1) any marketing materials, including printing styles, logos and photographs of the Office Building Development, (2) the plans and specifications, and all other architectural and engineering drawings for the Improvements, if any, (3) telephone numbers and exchanges, email addresses associated with “Waterloo Central Office Building” or “Waterloo Central”, and phone numbers and internet addresses (including domain names and all social media accounts maintained by Seller, its affiliates or property manager in connection with the Real Property, including, without limitation, the URL designated for the Office Building Development,

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and all assignable user names and password account information necessary and controlling said social media accounts), (4) any trade names, trademarks and service marks related to the Real Property, the Improvements or the name “Waterloo Central Office Building” or “Waterloo Central,” (5) deposits with respect to utility services to the Land or the Improvements or any part thereof, or refundable or reimbursable tap or connection fees, and (6) any commitment fees or development fees, impositions or contributions, local, state or federal tax benefits, incentives, deferrals or waivers, or any other economic or financial benefit or incentive by any governmental or taxing authority, of any kind or character whatsoever of any of the foregoing (collectively, the “Intangible Personal Property”). In regards to photographs and graphics provided as part of the Intangible Personal Property, such items shall be delivered in digital form and in the highest resolution available to Seller without additional costs.

(B)“Service Contracts” means all contracts, agreements, licenses, leases (such as a telecommunications agreement) or easements to which Seller or its property manager acting on behalf of Seller is a party relating to the ownership, operation, tenant amenities, maintenance or management of the Real Property set forth on Exhibit D hereto, except any property management agreement between Seller and its property manager, if any, which Seller will terminate at Closing (hereinafter defined), at no cost to Buyer. As used in this Agreement, “Accepted Service Contracts” means the Service Contracts listed on Schedule 1.

(C)Despite anything in this Agreement to the contrary, the following assets will be excluded from the Property to be conveyed in connection with the Transaction and will be retained by Seller: (i) computer software; (ii) rights to any websites, other than as specifically set forth herein; (iii) any furniture, equipment, appliances or other personal property owned by tenants or other third parties; and (iv) items of personal property or intangible property owned by Seller or its property manager and used in connection with the Real Property, Personal Property, Existing Leases or Leases and the business related to same as part of Seller’s or its property managers administrative office’s integrated systems of ownership, management and/or operations of office building developments or projects, such as, by way of example and without limitation, computer and phone system software, corporate licenses, and management and financial reporting systems and software, websites, Uniform Resource Locator/URL and email addresses.

(D)The conveyance and transfer of the Property contemplated by this Agreement is referred to in this Agreement as the “Transaction”.

3.Purchase Price.

The purchase price to be paid by Buyer for the Property (the “Purchase Price”) is Thirty Million One Hundred Thousand and No/100 Dollars ($30,100,000.00). The Purchase Price, subject to other adjustments and prorations provided herein, shall be paid by Buyer to Seller in cash or other immediately available funds at Closing. Despite the foregoing, Buyer, at its option in its sole and absolute discretion, may increase the Purchase Price by both or either of (i) any Tenant’s Contribution, as defined in the Hippo Lease, as defined in Section 18 hereof, or (ii) any amounts that Buyer paid for change orders for the tenant improvements under the Hippo Lease, and such past or future payments actually paid by Buyer for such Tenant’s Contribution or change orders shall be treated as payments of and credits against such corollary increases in the Purchase Price.

4.Earnest Money.

Buyer shall deposit Two Million and No/100 Dollars ($2,000,000.00) of earnest money (the “Earnest Money”) with Stewart Title of Austin, LLC (“Title Agent”), whose address is 901 S. Mopac Expressway, Building III, Suite 100, Austin, Texas 78746, Attn: Shawna Fletcher/Michelle Perales, Email:

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shawna.fletcher@stewart.com/mperales@rigbyslack.com, Phone: (512) 472-9231/(512) 782-2048, no later than 5:00 p.m. Austin, Texas time within three (3) business days (as defined below) after the Effective Date. If Buyer fails to timely deposit the Earnest Money in accordance with this Section 4, Seller shall have the right to terminate this Agreement prior to Buyer’s deposit of the Earnest Money by delivering written notice to Buyer and neither Buyer nor Seller shall have any further obligations except for those that specifically survive a termination hereunder. The Earnest Money is not refundable to Buyer, except as otherwise provided in this Agreement. The Earnest Money will be invested in an interest-bearing account with a depository chosen by Buyer and acceptable to the Title Agent, and the interest earned on the Earnest Money shall become a part of the Earnest Money and shall be reported as income to Buyer. The Earnest Money will be applied as a credit against the Purchase Price if Closing occurs or otherwise disbursed to Seller or Buyer in accordance with the provisions of this Agreement. Except as expressly provided in this Agreement, despite any other provision of this Agreement, if this Agreement and the Transaction is terminated and Buyer is entitled to a refund of the Earnest Money, then, in such event, One Hundred and No/100 Dollars ($100.00) of the Earnest Money will be non-refundable (the “$100 Independent Consideration”) and will be paid over to and retained by Seller as independent consideration for the execution and delivery of this Agreement and for the inspection rights granted to Buyer herein. Except as expressly provided in this Agreement, Buyer hereby acknowledges that any refund of the Earnest Money provided in this Agreement shall be reduced by the foregoing $100 Independent Consideration. In any of the immediately foregoing events, the Title Agent shall promptly pay and deliver by wire transfer to Buyer the Earnest Money and to Seller the $100 Independent Consideration.

5.Closing.

(A)The purchase of the Property will be completed through an escrow to be opened upon the deposit with the Title Agent of a copy of this Agreement executed by Buyer and Seller. Closing will take place on or before 2:00 p.m. Austin, Texas time on the date which is fifteen (15) days after Final Completion, as defined below (the “Closing Date”). As used in this Agreement, the term “Closing” means the execution and delivery of the documents described in Sections 5(B), (C) and (D) in accordance with the terms of those Sections and payment to Seller of the Purchase Price (net of adjustments allowed by this Agreement). In the event that, in its sole discretion and option, Buyer desires to close the Transaction on a day prior to the Closing Date described immediately above in this section, Buyer shall provide written notice to Seller and Title Agent at least five (5) business days prior to the Buyer’s chosen accelerated Closing Date to allow Seller and Title Agent to comply with their respective Closing obligations. The Seller shall not be deemed to be in default if the Seller diligently pursues completion of its Closing obligations upon notice of Buyer’s proposed accelerated Closing Date and such Closing Date shall be adjusted as necessary (for sake of clarity, the Closing shall not occur until Seller is able to satisfy all of its Closing obligations). Seller shall not have any right to accelerate the Closing Date. Despite any other provision herein, the Closing shall not occur on a Monday or Friday, and if the scheduled Closing would otherwise occur on a Monday or Friday, then the Closing shall be automatically extended to the next business day. “Final Completion” shall mean that the Property and Office Building Development as a whole (other than the Affiliate Tenant Premises, as defined in Section 18 hereof, and which final completion of such Affiliate Tenant Premises is addressed in Section 18 hereof), and including, without limitation, the premises leased to Hippo Analytics Inc. by the terms of the Hippo Lease, and the basement level of the Office Building Development, including the Amenities Center as defined in the Hippo Lease, be in a “turnkey” condition as determined by Buyer, in its reasonable discretion, which may be made by or in consultation with its architect, engineer, design professional, construction or development consultant or other agent or consultant. In the event of any dispute between Seller and Buyer regarding the Final Completion, the parties shall promptly and diligently attempt to, and in all events, within ten (10) business days after such dispute arose, reach a mutually agreeable resolution of the disputed matters. In the event that the parties cannot reach a cannot mutually agreeable resolution of the dispute within such ten (10) business days, then (i) one or more of Seller’s Design Consultants, as designated by Seller, and (ii) one or

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more of Buyer’s representatives, which are acting in similar roles for Buyer as the Seller’s Design Consultants, as designated by Buyer, shall promptly and diligently attempt, and in all events, within ten
(10) business days after the dispute is not mutually resolved by Seller and Buyer, to reach a mutually agreeable resolution of the disputed matters. In the event the parties’ consultants cannot reach a cannot mutually agreeable resolution of the dispute within such ten (10) business days, then the parties’ consultants shall, within three (3) additional business days, choose a single independent third party design consultant and such design consultant shall promptly and diligently, and in all events, within ten (10) business days after accepting such engagement, provide a determination of that the Final Completion has occurred or a description of the matters which shall be completed in order for Final Completion to occur. The determination of the third-party design consultant shall be binding on the parties. At or prior to Closing, each party shall pay the fees and costs of (i) its own design consultant, and (ii) one-half (1/2) of the independent third-party design consultant. At all times prior to Closing, Buyer and Buyer’s representatives shall have full access and right of inspection to the Office Building Development and all parts, equipment and systems thereof, and all contracts, books and records related thereto, and to have conversations with Seller, any Contractor, and any of Seller’s architect, engineer, design professional, construction or development consultant or other agent or consultant. For sake of clarity, the costs and expenses for finishing the basement level of the Office Building Development and Amenities Center to Turnkey condition shall be the responsibility of Seller. “Turnkey” condition means, as determined by Buyer, in its sole direction, that all of the Improvements are fully and finally completed, all in accordance with the Plans and Specifications, as defined hereinafter, for occupancy and use by a tenant or occupant, including the completion of all tenant improvements (including any change orders), whether to be completed by Seller or any tenant or occupant, including any tenant improvements to be made by Hippo Analytics Inc. under the Hippo Lease, and the “FFE Period” as described in the Hippo Lease has expired. The terms “substantial completion” or “substantially complete”, as such terms may be used in the construction industry, in the Hippo Lease, or any other document or agreement of any kind whatsoever related to the Property or any construction of the Office Building Project, is not the controlling factor on the determination of Final Completion.

(B)Prior to Closing, Seller will deposit with the Title Agent the following items (collectively, the “Seller Documents”):

(1)a Special Warranty Deed (the “Deed”) substantially in the form attached hereto as Exhibit F, executed by Seller, conveying to Buyer fee simple title to the Real Property, free and clear of any liens or claims, and subject only to the Permitted Exceptions (hereinafter defined);

(2)a Bill of Sale and General Assignment (the “Bill of Sale”) substantially in the form attached hereto as Exhibit G, executed by Seller as well as any specific form required by any Accepted Service Contract for the transfer of the Accepted Service Contract from Seller to Buyer;

(3)an Assignment and Assumption of Leases (the “Assignment”) substantially in the form attached hereto as Exhibit H, executed by Seller;

(4)an Assignment and Assumption of Parking Lease (the “Parking Lease Assignment”) in a form mutually acceptable to Seller, Buyer and the landlord of the garage real property which is the subject of the Parking Lease, executed by Seller, Buyer and such landlord;

(6)a Notice to Tenants (the “Notice to Tenants”) substantially in the form attached hereto as Exhibit I, executed by Seller;

(7)Vendor Notification Letters (the “Notice to Vendors”), substantially in the form attached hereto as Exhibit J, to the vendors under the Accepted Service Contracts, notifying such

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vendors that the Property has been conveyed to Buyer and Buyer’s assumption of the Accepted Service Contracts;

(8)a non-foreign certificate as permitted by Section 1445(b)(2), Internal Revenue Code of 1986, as amended (“IRS Code”), substantially in the form attached hereto as Exhibit K, executed by Seller;

(9)an affidavit of debts, liens and possession, dated the date of Closing and executed by an appropriate representative of Seller in a form as may be reasonably acceptable to the Title Agent;

(10)a certificate (“Seller’s Reconfirmation Certificate”) substantially in the form attached hereto as Exhibit L, dated as of the Closing Date and executed by Seller, stating that the representations of Seller in Section 9(A) of this Agreement are correct as of the Closing Date in all material respects, as if made again at that time, and that Seller is not in default of any of its obligations under this Agreement;

(11)an updated Rent Roll for the Real Property, in substantially the same form as the Rent Roll attached hereto as Exhibit C, prepared no more than two (2) days prior to the Closing Date, and certified in writing by Seller as being true, correct and complete in all material respects and that same does not omit or fail to state any material fact necessary to make the statements contained therein not misleading (the “Updated Rent Roll”);

(12)an Escrow Agreement (the “Escrow Agreement”), executed by Seller, Buyer and Title Agent or other escrow agent mutually acceptable to Seller and Buyer, all as provided in Section 17 hereof;

(13)a settlement statement;

(14)such evidence and documents as the Title Agent or Buyer may reasonably require to establish the capacity and authority of Seller to execute the Seller Documents and this Agreement and to complete the Transaction; and

(14) all other documents reasonably necessary to convey or assign the Property, or any part thereof, or to close the Transaction as may be reasonably requested by the Title Agent or Buyer, duly executed and, as applicable or customary, acknowledged, by Seller, and, if reasonably necessary, any other pertinent third-party, which may include final lien waivers from any Contractor or Design Consultant.

(C)Except as set forth in this Agreement, Seller shall be solely obligated, at Seller’s cost, to obtain and deliver to Buyer any written consents or estoppels by any third-party to any assignments or conveyances of any of the Property, all as Buyer may require and such consents or estoppels to any assignments or conveyances of any of the Property shall be in a form and content acceptable to Buyer. Buyer will deliver to Seller a list of such required consents and estoppels before the expiration of the Feasibility Period and, at least ten (10) business days prior to the Closing, Seller shall obtain such consents and estoppels and provide them to Buyer. Also, at Buyer’s option, in its sole and absolute discretion and at Seller’s expense, in addition to any other Seller Documents, Seller shall provide at Closing separate written assignments or conveyances of such Leases, Parking Leases, Construction Contracts, Design Contracts, Materials Contracts, Warranties, Approvals, Intangible Personal Property, in whole or part for each constituent document, instrument or item, as Buyer may request, and with the third-party to any such document, instrument or item as an additional party to and executing and delivering a counterparty of such

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written assignments or conveyances. Such assignments or conveyances of any of the foregoing shall be in a form and content acceptable to Buyer. Buyer will deliver to Seller a list of such required assignments or conveyances before the expiration of the Feasibility Period. Seller shall obtain such assignments or conveyances and deliver the original counterparts at Closing as part of the Seller Documents.

(D)Buyer’s obligation to complete the Transaction is conditioned on (i) Seller’s delivery of all Seller Documents and completion of all other actions contemplated in Section 5(B) above prior to the Closing, (ii) Seller’s causing Affiliate Tenant, as defined in Section 18 hereof, to deposit with the Title Agent a counterpart of the Affiliate Tenant Office Lease, as defined in Section 18 hereof, executed by Affiliate Tenant, prior to the Closing, (iii) delivery of the Seller’s Reconfirmation Certificate stating that the representations of Seller in this Agreement are correct in all material respects as of the Closing Date and that Seller is not in default of any its obligations under this Agreement, and (iv) that the Parking Lease is in full force and effect, the lessor has not provided any notice of termination of the Parking Lease or reduction in the number of parking spaces below an aggregate of 100 parking spaces (including the amount of parking spaces in the Parking Lease). If Seller does not deliver or cause Affiliate Tenant to deliver, as applicable, any of the Seller Documents or Affiliate Tenant Office Lease, and a Seller’s Reconfirmation Certificate to such foregoing effect, or the status of the Parking Lease varies from the immediately above requirements or status, Buyer may, as its sole and exclusive remedy, terminate this Agreement, in which case the Earnest Money, but less the $100 Independent Consideration, will be returned to Buyer. If the representation in Section 9(A)(4) becomes untrue at any point after the Effective Date with respect to any action or suit relating to a condemnation of any material portion of the Property, the provisions of Section 14 shall control.

(E)Prior to Closing, Buyer will deposit with the Title Agent:

(1)the Purchase Price, net of credit for the Earnest Money and adjustments or prorations and other items charged or credited to Buyer in accordance with this Agreement;

(2)the Bill of Sale executed by Buyer;

(3)the Assignment executed by Buyer;

(4)the Parking Lease Assignment executed by Buyer;

(5)the Notice to Tenants executed by Buyer;

(6)the Notice to Vendors executed by Buyer;

(7)the Escrow Agreement executed by Buyer;

(8)a settlement statement;

(9)such documents as the Title Agent may reasonably require to establish the authority of Buyer to complete the Transaction; and

(10)all other documents reasonably necessary to purchase the Property, or any part thereof, or to close the Transaction as may be reasonably requested by the Title Agent or Seller, duly executed and, as applicable or customary, acknowledged, by Buyer.

(F)Documents and funds deposited in escrow under Section 5(B) and Section 5(E) will be returned to the person who deposited them if Seller or Buyer terminates its obligation to complete the

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Transaction under circumstances allowed by this Agreement.

(A)The Title Agent will close escrow on the Closing Date if all of the conditions to Buyer’s obligation to purchase the Property have been satisfied by (1) delivering the Deed for recording, with instructions to deliver the Deed to Buyer after recording, (2) paying Seller the Purchase Price net of adjustments for prorations and other items charged or credited to Seller in accordance with this Agreement,
(3) delivering to Seller fully executed originals of the Buyer Documents, and (4) delivering to Buyer fully executed originals of the Seller Documents (including, after recording the Deed).

(B)Simultaneously with Closing, Seller will deliver to Buyer, outside of Closing escrow, originals or, if originals are not in Seller’s possession, originals of the following to the extent in Seller’s possession: Accepted Service Contracts, Approvals for the Property, Warranties, Leases and guaranties of Leases, tenant and lease files, Parking Lease and lease files, Plans and Specifications, as defined below, for the Improvements. Promptly after Closing on the Closing Date, Seller shall use commercially reasonable efforts, determined in Seller’s reasonable discretion, to assist Buyer with transition of reasonable requested information, determined in Seller’s reasonable discretion, regarding balances and histories of tenants of the Property and other financial information related to the Office Building Development.

(C)Immediately following Closing, Buyer shall copy and complete the Notice to Tenants as applicable to each tenant of the Property and deliver the properly completed Notice to Tenants to each tenant of the Property, which obligation shall survive Closing.

(D)In addition to any other deliveries at Closing, prior to Closing, (i) Seller will cause Affiliate Tenant, as defined in Section 18 hereof, to deposit with the Title Agent a counterpart of the Affiliate Tenant Office Lease, as defined in Section 18 hereof, executed by Affiliate Tenant, and (ii) Buyer will deposit with Title Agent a counterpart of the Affiliate Tenant Office Lease executed by Buyer.

6.Feasibility Period.

(A)To assist Buyer in evaluating the Property, on or before the Effective Date, Seller has delivered (or make available at the Office Building Development or at Seller’s administrative office in Austin, Texas, with respect to any original or voluminous documents) the following to the extent in the possession or control of Seller or Seller’s property manager, accountants, attorneys or other agents (the “Diligence Documents”):

(1)Copies of the Service Contracts.

(2)A copy of Seller’s most recent survey of the Real Property (the “Survey”), and, as provided hereafter, a new or updated “as built” survey (“Updated Survey”) at Seller’s cost.

(3)A Rent Roll for the Office Building Development dated not earlier than two (2) days prior to Effective Date, which is attached hereto as Exhibit C.

(4)Copy of the Parking Lease and access to all related correspondence files and the right to make and take away copies of same subject to the confidentiality provisions of Section 16(M).

(5)Copies of the Approvals for the Real Property or the Office Building Development.

(6)Copies of any Warranties.

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(7)Copies of all of the Design Contracts, including, without limitation, those items as set forth on Exhibit M attached hereto.

(8)Copies of all final plans and specifications of any kind whatsoever, including, without limitation, the final working drawings and specifications for the construction of the Improvements (including soil reports and engineering calculations) prepared by any Design Consultant and copies of any of same which may be modified or supplemented from time to time, including, without limitation, those items as set forth on Exhibit N attached hereto (collectively, the “Plans and Specifications”). An example of the space plan and buildout for the Affiliate Tenant Premises (as defined in Section 18) is set forth on Exhibit N-1 attached hereto.

(9)Copies of all of the Construction Contracts, including, without limitation, those items as set forth on Exhibit O attached hereto.

(10)Copies of all Materials Contracts.

(11)Copies of any written notices regarding zoning, entitlements, tax assessments or condemnation proceedings affecting the Property.

(12)Copies of any final third-party engineering and other inspection reports which were obtained by Seller that concern the Land or Improvements, including, soil or pests and wood destroying insects and evidence of treatment for same.

(13)Copies of any final third-party environmental reports which were obtained by Seller that concern the Land or Improvements.

(14)Copies of any final zoning reports, analyses, letters or other information which were obtained by Seller that concern the Land or Improvements.

(15)Copies of any documents relating to any threatened (in writing) or pending claim, claim of lien, condemnation, lawsuit, arbitration, administrative proceeding or other proceeding of any kind whatsoever relating to Seller or the Property or any interest therein, including, without limitation any of same regarding any mechanic's, contractor's, or materialman's lien or claim.

(16)Copies of any unresolved written notices from any applicable governmental authority of code or zoning violations affecting the Property, including, without limitation, any of same related to the life, safety or fire suppression systems at the Property.

(17)Copies of real estate and personal property tax statements with respect to the Property for the current year and the one (1) prior calendar year.

(18)Copies of all utility invoices for the twelve (12) months preceding the Effective
Date.

(19)A description or loss run (without hindering any privileged attorney-client communications or information) of all insurance claims made with respect to the Office Building Development for the current year to date for the prior one (1) calendar year.

(20)Any utility reservations, capacities, allocations or commitments benefiting Seller or the Property.

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(21)From time to time prior to Closing, any other reasonable information, documents, instruments, writings, drawings, reports, or items relating to the Property which Buyer may reasonably request; provided, however, that Seller shall not be required to prepare or produce any documents or reports that are not already in the possession or control of Seller or Seller’s property manager, accountants, attorneys or other agents.

Buyer acknowledges that all materials made available by Seller and its affiliates or any officer, director, trustee, agent, employee or other person acting or purporting to act on behalf of Seller or any of its affiliates (including the materials described in this Section 6(A), the Title Commitment (hereinafter defined) and the Survey) are provided to Buyer without representation or warranty as to the accuracy or completeness thereof or the sufficiency for the purposes for which Buyer uses such materials, except as may be specifically stated in Section 9(A). In the event that this Agreement is terminated prior to Closing, Buyer agrees to destroy all proprietary and financial information received from Seller, as well as all financial information for tenants, within ten (10) days of termination and otherwise comply with Sections 15 and 16(M) below.

(B)Within ten (10) days after the Effective Date, Seller has caused the Title Agent to provide to Buyer a commitment issued by Stewart Title Company (the “Title Company”), for an owner’s policy of title insurance proposing to insure that Buyer holds good and indefeasible fee title to the Real Property following Closing with coverage in the amount of the Purchase Price, and legible copies of all documents listed as exceptions therein and a current ad valorem tax certificate (collectively, the “Title Commitment”).

(C)During the Feasibility Period, Buyer shall review title to the Property as disclosed by the Title Commitment and the Survey or Updated Survey, if any. Buyer may make written title or survey objections to Seller during the Feasibility Period (“Buyer Objections”); however, Seller shall have no obligation to cure or respond to any Buyer Objections except that Seller shall be obligated to remove at Seller’s expense at or prior to Closing: (i) any financing liens created by Seller, (ii) any mechanic’s, contractor’s or materialman’s liens or claims for work done by or on behalf of Seller, and (iii) any Buyer Objections that Seller commits to cure, in Seller’s sole discretion, in a writing delivered to Buyer prior to the expiration of the Feasibility Period (collectively, the “Required Cure Items”). Buyer shall be deemed to have agreed to accept title subject to all matters reflected in the Title Commitment and to the state of facts shown on the Survey, other than Buyer Objections given prior to the expiration of the Feasibility Period, or those matters related to the Updated Survey as provided below, and provided that, in no event shall Buyer be deemed to have agreed to accept title subject to Required Cure Items. Despite any other provision of this Agreement, Seller shall, at Seller’s sole cost and expense, obtain an “as built” ALTA/NSPS Land Title Survey upon Final Completion of all of the Improvements at the Office Building Development. The “as built” survey shall be prepared by a registered public land surveyor acceptable to Buyer and in accordance with the 2021 Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys, jointly established and adopted by ALTA and NSPS adequate for Title to issue the survey deletion endorsement to the Title Policy. Within ten (10) days after delivery to Buyer of the Updated Survey, Buyer may make Buyer Objections to any matter shown on the Updated Survey, such Buyer Objections shall be addressed by Seller in the same manner as provided above in this section for the initial Buyer Objections, and shall be subject to Buyer’s rights described in Section 7 below.

(D)In addition to any other express right of Buyer to terminate this Agreement, Buyer may terminate this Agreement at any time during the period ending at 5:00 p.m. Austin, Texas time, on or before thirty (30) days after the Effective Date (the “Feasibility Period”) if Buyer determines, in Buyer’s sole and absolute discretion and with or without any reason or cause, that Buyer does not desire to purchase the Property. Buyer may exercise its right under this Section 6(D) by delivering written notice to Seller at any time prior to the expiration of the Feasibility Period. If Buyer terminates this Agreement pursuant to this Section 6(D), the Earnest Money, less the $100 Independent Consideration, will be returned to Buyer and the $100 Independent Consideration shall be paid and delivered to Seller. If Buyer has not timely

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delivered written notice pursuant to this Section 6(D) to Seller by the end of the Feasibility Period, Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 6(D). Notwithstanding anything to the contrary in this section, should Seller fail to deliver any Diligence Documents or the Title Commitment as required herein, the Feasibility Period shall be extended to the date that is 30 days after the date on which all Diligence Documents and the Title Commitment have been delivered to Buyer.

(E)During the period commencing on the Effective Date and ending upon the earlier of termination of this Agreement or Closing, Buyer and its representatives, consultants and contractors may enter upon the Real Property upon reasonable notice, not to be less than 24 hours prior notice (which may be notice by telephone to Brandon Frachtman at (512) 736-1246 or by email at brandon@elevategp.com, to make such inspections and tests regarding the Real Property as Buyer deems necessary or desirable, including a Phase I environmental site assessment, provided Buyer does not disturb or interfere with tenants in any manner and subject to rights of tenants to exclude or limit such inspections and tests; further provided, however, Buyer shall obtain Seller’s approval before undertaking any intrusive, destructive or invasive testing or any soil borings, which approval Seller shall not unreasonably withhold, condition or delay. Buyer or its consultants may attend weekly or other meetings of the Seller, as owner, architect and design professionals, and contractors (typically referred to as “OAC meetings”), and Seller will provide to Buyer and its consultants information for the dates, times and places of such meetings. Damage to the Property resulting from any inspection or testing conducted by or on behalf of Buyer will be repaired by Buyer so that the Property is restored to its original condition promptly following the damage. Buyer will indemnify, defend and hold harmless Seller and its property manager, employees, representatives, consultants, agents and contractors against any claim arising out of activities conducted at the Property by Buyer or its employees, representatives, consultants, agents and contractors and related damage, liability, obligation, claim, suit, cause of action, judgment, settlement, penalty, fine or cost or expense (including reasonable fees and disbursements of attorneys and other professionals and court costs), provided that Buyer shall have no liability for the discovery of any preexisting environmental condition or other condition to the extent that the activities of Buyer or its employees, representatives, consultants, agents and contractors do not knowingly aggravate such condition. Buyer shall fully comply with all applicable laws, ordinances, rules and regulations in connection with its due diligence activities upon the Property and shall not permit any inspections, investigations or other due diligence activities to result in any liens, judgments or other encumbrances being filed against the Property and shall, at its sole cost and expense, as promptly as possible but in no event more than thirty (30) days, discharge of record any such liens or encumbrances that are so filed or recorded.

7.Title Insurance.

Buyer’s obligation to purchase the Property is conditioned upon the Title Commitment being in full force and effect evidencing that the Title Company is committing as of Closing to issue to Buyer an owner’s policy of title insurance in the amount of the Purchase Price (the “Title Policy”) insuring that Buyer holds good and indefeasible fee simple title to the Real Property subject to any Permitted Exceptions, exceptions that are part of the promulgated owner’s policy of title insurance form and the performance by Seller and Buyer of their respective obligations pursuant to this Agreement. If the Title Company is unwilling or unable to satisfy the foregoing condition with respect to the Title Policy at Closing, and Seller is able to obtain a commitment from another title company that operates on a nationwide basis to issue an owner’s policy of title insurance that (i) satisfies the foregoing condition, and (ii) such owner’s policy of title insurance can be issued at standard rates, then the conditions set forth in this Section 7 shall be deemed satisfied. If the foregoing condition cannot be satisfied or deemed satisfied at Closing (other than as a result of the actions of Buyer or Buyer’s failure to take action), Buyer, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which case Buyer may recover the Earnest Money (but if Seller fails to cure all of the Required Cure Items, this shall constitute a Seller default entitling Buyer to all

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of its remedies under Section 11(B) below). The term “Permitted Exceptions” shall mean: (i) the exceptions (excluding exceptions that are part of the promulgated owner’s policy of title insurance form) in the last Title Commitment delivered to Buyer before the end of the Feasibility Period, but excluding the Required Cure Items and items that the Title Company has committed to remove; (ii) matters created by, through or under Buyer; (iii) items shown on the Survey or Updated Survey; (iv) real estate taxes not yet due and payable; and (v) the rights of tenants pursuant to the Leases. Despite the foregoing, it shall be a condition precedent to Buyer’s obligation to close the Transaction that there is no adverse and material change in the matters reflected by the Survey, or shown on the Updated Survey when prepared and delivered to Buyer (and Seller acknowledges and agrees that the Updated Survey will be prepared and delivered to Buyer after the expiration of the Feasibility Period and its preparation and delivery to Buyer and approval by Buyer is a condition to Closing) and/or the Title Commitment between the expiration of the Feasibility Period and the Closing Date, except as consented to in writing by Buyer. In the event the condition precedent set forth in the immediately preceding sentence shall fail, Buyer may, at its sole option, either terminate this Agreement by promptly giving written notice of termination to Seller and receive a full refund of the Earnest Money, less the $100 Independent Consideration, or waive same and proceed to Closing.

8.Closing Costs and Prorations.

(A)Buyer will pay (1) one-half of any escrow fee charged by the Title Agent, (2) the cost of recording the Deed, (3) the costs of recording documentation associated with Buyer’s financing of the purchase of the Property, and (4) the entire costs of any loan policy of title insurance and any endorsements or other modifications to the Title Policy or the loan policy of title insurance, if any. Seller will pay (1) one- half of any escrow fee charged by the Title Agent, (2) the cost of all documentation necessary to evidence the cancellation or satisfaction of any liens Seller is obligated to remove and other items Seller has committed in writing to remove or cure as provided in Section 6(C), and (3) the entire cost of the basic premium for the Title Policy for coverage in the amount of the Purchase Price and (4) the entire cost of the Updated Survey. Buyer and Seller each will pay their own respective attorneys’ fees. Other costs will be paid by Seller or Buyer, as applicable, as specified by other provisions of this Agreement or, if no provision is made in this Agreement, in accordance with local custom.

(B)Seller and Buyer will prorate, effective as of 11:59 p.m. Austin, Texas time on the day immediately preceding the Closing Date, all collected Rents and expenses of operation of the Property (including utilities, property taxes and assessments), except for insurance premiums. To the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Closing Date. Amounts allocable to the Closing Date will be for the account of Buyer. If, at the time of Closing, the tax rate or the assessed valuation of the Property for the year of Closing is not yet known, the apportionment of taxes will be based upon the taxes calculated on the amount of the Purchase Price as the market or assessed value. If any expenses (other than taxes) cannot be determined finally as of Closing, such expense will be prorated on the best available information. Adjustments to the prorations will be made from time to time after Closing to take account of final information as to expenses estimated as of Closing or to adjust Rents or expenses that were not included in the prorations done at the Closing, and Buyer or Seller, as applicable, will pay the other on demand such amounts as may be appropriate based on such adjustments. Any re-proration of expenses must be completed within ninety (90) days after Closing or, in the case of taxes, within thirty (30) days after the invoice for taxes for the year of the Closing is received, and except as provided in Section 8(C), neither Buyer nor Seller will be entitled to request a payment on account of re- prorations after either such applicable date. The provisions of this Section shall survive Closing.

(C)Rents delinquent as of Closing will not be prorated. Rents collected after Closing by Buyer shall be applied (i) first, to Rents attributable to the periods after Closing, (ii) second, to Rents attributable to the month during which Closing occurs (and shall be allocated between Buyer and Seller as if the same had been prorated as of Closing) and (iii) finally, to Rents attributable to the periods before the month

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during which Closing occurs. For a period of ninety (90) days following the Closing Date, Buyer shall use commercially reasonable efforts to collect any rental payments past due as of Closing or due subsequent to Closing for any periods prior to Closing, from tenants who were tenants as of the Closing; provided, however, Buyer shall not be required to institute any legal action against any tenant. Buyer shall have no responsibility to make any payment to Seller except as to sums actually collected and received by Buyer and shall have no liability for failure to collect any sums so long as Buyer complies with this Section. If following the Closing, Seller receives any Rents attributable to periods on and after the Closing Date, Seller shall promptly remit such Rents no later than ten (10) days after receipt by Seller. In no event shall Seller be entitled to bring suit against any tenant to collect delinquent rentals or attempt to evict any tenant under the Leases after Closing. The provisions of this Section shall survive Closing.

(D)Buyer will be entitled to a credit through the Closing escrow for all cash security deposits, “net lease” deposits or escrows (such as for taxes, insurance, utilities or common area maintenance), or other deposits or escrows of any kind whatsoever under the Leases, not heretofore forfeited, credited or returned to the tenants, as may be more particularly described in the Rent Roll (the “Security Deposits”) and advance payments of Rent held by Seller as of the Closing and Seller shall retain said amounts. For sake of clarity, the credits to which Buyer is entitled through the Closing escrow include, but are not limited to, a Security Deposit in the amount of $467,575 and prepaid rent in the amount of $155,858 under the Hippo Lease.

(E)Recoveries from utility expense reimbursements payable by tenants pursuant to Leases, regardless of whether they are collected by Seller or Buyer (or their third-party billing company), shall be prorated based upon, and shall relate back to, the months in which the billed utility expenses were incurred. For up to one hundred twenty (120) days following the Closing Date, Buyer shall be obligated to continuously bill tenants for utility reimbursements on a monthly basis. Despite the foregoing provisions of this sub-section, in the event that there is a ratio utility billing system of any kind whatsoever (“RUBS”) applicable to the Office Building Development for any of the following categories of utilities and other reimbursements: (i) electricity, (ii) gas, (iii) water, (iv) sanitary sewer, (v) trash, (vi) pest control or (vii) other reimbursements, then the amount of RUBS attributable to the uncollected or trailing collections of up to two (2) calendar months prior to Closing will be reflected as a credit to Seller at Closing and will be calculated for closing purposes on the uncollected or trailing collections monthly periods based on the monthly average actual trailing RUBS for six (6) months prior to Closing according to the income or operating statements provided by Seller to Buyer. A subsequent cash adjustment of RUBS between Seller and Buyer will be made when actual figures are available, but in all events within one hundred fifty (150) days after the Closing Date and Seller and Buyer each agree to provide the other such information as the other may reasonably request regarding RUBS and the billing, collection, and payment thereof. The provisions of this Section shall survive Closing.

(F)Seller and Buyer will prorate, effective as of 11:59 p.m. Austin, Texas time on the day immediately preceding the Closing Date, all advances, bonus payments, “door fees” or other up-front fees or payments of any kind whatsoever due or payable after the Effective Date or, if paid in advance or for a period extending after the Closing Date, prorated on a straight-line basis over the term of the applicable agreement, under any leases, cable television or internet agreements or similar contracts or agreements to be assumed by Buyer hereunder.

9.Representations and Warranties.

(A)For any representations and warranties of Seller set forth herein, “to Seller’s knowledge”, “the knowledge of” or “to the best knowledge of” Seller and similar phrases shall mean the knowledge of Chris Skyles, including such knowledge based on Chris Skyles making a diligent inquiry of any knowledge of Scott Tomhave and Craig Saur of Flintco, LLC. Subject to all matters disclosed in the Schedule of

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Exception Matters attached to this Agreement as Schedule 2 delivered to Buyer by or on behalf of Seller on or before the Effective Date (the “Exception Matters”), Seller, to induce Buyer to enter into this Agreement and to complete the Transaction, makes the following representations and warranties to Buyer, which representations and warranties are true and correct as of the Effective Date:

(1)Seller has been duly organized and is validly existing and in good standing under the laws of the State of Texas. Seller has or at Closing will have the authority to enter into this Agreement, to perform its obligations under this Agreement and to complete the Transaction as contemplated by this Agreement. Seller has taken or by Closing will have taken all company action necessary to authorize the execution and delivery of this Agreement and the performance by Seller of its obligations under this Agreement.

(2)Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions, or provisions of any agreement or instrument to which Seller, or any partner, officer or related entity or affiliate of Seller, is a party or by which Seller, any partner, officer or related entity or affiliate of Seller, or any of Seller’s assets is bound.

(3)This Agreement has been duly executed and delivered by Seller and constitutes a valid, binding and enforceable obligation of Seller, subject to bankruptcy and other debtor relief laws and principles of equity.

(4)Except as disclosed on Exhibit Q attached hereto, Seller has not received written notice of condemnation or other legal action, proceeding, arbitration or suit pending and, there are none threatened against Seller or the Property in writing as of the Effective Date, which is not covered by adequate insurance, including, without limitation any of same regarding any mechanic's, contractor's, or materialman's lien or claim.

(5)There are no Service Contracts other than those listed on Exhibit D attached to this Agreement, and the copies of the Service Contracts delivered or to be delivered by Seller to Buyer are true and complete copies of such Service Contracts and all amendments or supplements thereto, if any.

(6)The Rent Roll attached as Exhibit C is true, correct and complete in all material respects as of the date thereof.

(7)There are no Design Contracts other than those listed on Exhibit M attached to this Agreement, and the copies of the Design Contracts delivered or to be delivered by Seller to Buyer are true and complete copies of such Design Contracts and all amendments or supplements thereto, if any; and there is not any default or event which with delivery or notice or lapse of time will be a default by Seller, or, to Seller’s knowledge, by any Design Consultant under any Design Contract.

(8)There are no Plans and Specifications other than those listed on Exhibit N attached to this Agreement, and the copies of the Plans and Specifications delivered or to be delivered by Seller to Buyer are true and complete copies of such Plans and Specifications and all amendments, supplements or change orders thereto, if any.

(9)There are no Construction Contracts other than those listed on Exhibit O attached to this Agreement, and the copies of the Construction Contracts delivered or to be delivered by Seller to Buyer are true and complete copies of such Construction Contracts and all amendments,

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supplements or change orders thereto, if any; and there is not any default or event which with delivery or notice or lapse of time will be a default by Seller, or, to Seller’s knowledge, by any Construction Contractor under any Construction Contract.

(10)There are no Materials Contracts other than those listed on Exhibit P attached to this Agreement, and the copies of the Materials Contracts delivered or to be delivered by Seller to Buyer are true and complete copies of such Materials Contracts and all amendments, supplements or change orders thereto, if any; and there is not any default or event which with delivery or notice or lapse of time will be a default by Seller, or, to Seller’s knowledge, by any other party under any Materials Contract.

(11)To Seller’s knowledge, the Improvements have been or will be built in substantial accordance with the Plans and Specifications, and Seller shall obtain Buyer’s approval to any material changes to the same after the Effective Date.

(12)To Seller’s knowledge, there are not any latent or patent defects in the Improvements.

(13)To Seller’s knowledge and except as may be disclosed in any environmental report provided by Seller to Buyer, there is not any hazardous or toxic substance, material or waste, or petroleum or petroleum by products, or other environmental condition or contamination at, on, under or in proximity to the Real Property.

(14)Seller has not received any written notice that (i) the Property, or any portion thereof, (ii) Seller’s use, operation or ownership of the Property, or any portion thereof, or (iii) Seller, is in violation or is alleged to be in violation of any laws, regulations or codes of any applicable governmental authority or body, including any local, state or federal environmental law, building codes, or zoning laws or codes.

(15)Neither Seller nor, any of its respective constituent owners or affiliates currently are in violation of any laws relating to terrorism or money laundering (collectively, the “Anti- Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”). Neither Seller nor, any of its respective constituent owners or affiliates is a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Buyer is prohibited from dealing with or otherwise engaging in any transaction by any Anti- Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.

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(16)Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally, and none of the foregoing is pending or, threatened against Seller or contemplated by Seller.

(17)Except for this Agreement, Seller has not executed or granted, and has no knowledge of, any unrecorded written agreement, option, rights of first refusal or right of first opportunity to purchase or acquire any fee or ground leasehold interest in the Real Property or any part of the Real Property.

(18)Any of the Diligence Documents prepared by Seller, any of Seller’s affiliates, or Seller’s property management company, if any, but not any other third party, and to be provided by Seller to Buyer as expressly described herein, contains the same information prepared by Seller or its affiliates or property management company and relied upon by Seller in connection with the development, construction, management or operation of the Property, and, does not contain any false information or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(19)Seller is not a “foreign person” as contemplated in Section 1445 of the IRS Code.

(20)Except for consents, approvals, authorizations and filings already completed or which will be completed by the Closing, Seller is not required to obtain any consent, approval or authorization from, or to make any filing with, any person (including any governmental authority) in connection with, or as a condition to, the execution and delivery of this Agreement, the performance by Seller its obligations under this Agreement or the completion of the Transaction as contemplated by this Agreement.

(21)To the extent same are in the possession or control of Seller or Seller’s property manager, accountants, attorneys, architects, engineers, contractors, or other agents, and Seller has made a diligent search and inquiry with all of the foregoing persons, Seller has delivered to Buyer all of the Diligence Documents and there are not any other Diligence Documents that Seller has failed or refused to deliver to Buyer.

(22)The Hippo Lease and, upon execution and delivery as provided in this Agreement, the Affiliate Tenant Office Lease, are and will be the only Leases.

(23)The Real Property is not included within any property subject to membership in a property owners association, entity, or other governing authority, private, public, governmental or quasi-governmental, voluntary or mandatory, of any kind whatsoever, or otherwise is subject to a declaration of covenants, conditions or restrictions or any other instrument which imposes dues, taxes, impositions or assessments (other than ad valorem taxes imposed generally by any governmental authority), voluntary or mandatory, on the Real Property or its owner.

(B)Buyer, to induce Seller to enter into this Agreement and to complete the Transaction, makes the following representations and warranties to Seller, which representations and warranties are true and correct as of the Effective Date:

(1)Buyer has been duly organized and is validly existing under the laws of the State

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of Illinois. Buyer has or at Closing will have the power to enter into this Agreement, to perform its obligations under this Agreement and to complete the Transaction as contemplated by this Agreement. Buyer has taken or by Closing Buyer, or if applicable, its permitted assignee, will have taken all action necessary to authorize the execution and delivery of this Agreement and the performance by Buyer of its obligations under this Agreement.

(2)This Agreement has been duly executed and delivered by Buyer and constitutes a valid, binding and enforceable obligation of Buyer, subject to bankruptcy and other debtor relief laws and principles of equity.

(3)There is no action, suit, proceeding, inquiry or investigation (including any bankruptcy or other debtor relief proceeding), pending or to the knowledge of Buyer threatened, against Buyer by or before any court or governmental authority that would prevent or hinder the performance by Buyer of its obligations under this Agreement or the completion of the Transaction as contemplated by this Agreement.

(4)Except for consents, approvals, authorizations and filings already completed or which will be completed by the Closing, Buyer is not required to obtain any consent, approval or authorization from, or to make any filing with, any person (including any governmental authority) in connection with, or as a condition to, the execution and delivery of this Agreement, the performance by Buyer of its obligations under this Agreement or the completion of the Transaction as contemplated by this Agreement.

(5)Neither Buyer nor any of its respective constituent owners or affiliates currently is in violation of the Anti-Terrorism Laws, including without limitation the Executive Order and/or the USA Patriot Act. Neither Buyer nor any of its respective constituent owners or affiliates is a Prohibited Person.

(C)EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT OR CONTAINED IN ANY OF THE SELLER DOCUMENTS TO BE DELIVERED AT CLOSING, INCLUDING, WITHOUT LIMITATION, THE SPECIAL WARRANTY OF TITLE IN THE DEED (COLLECTIVELY, THE “EXPRESS REPRESENTATIONS”) BUYER HEREBY ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS, WHERE IS AND WITH ALL FAULTS” BASIS. EXCEPT FOR THE EXPRESS REPRESENTATIONS, THE OCCURRENCE OF CLOSING SHALL CONSTITUTE AN ACKNOWLEDGMENT BY BUYER THAT THE PROPERTY WAS ACCEPTED WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED.

EXCEPT FOR THE EXPRESS REPRESENTATIONS, SELLER HEREBY SPECIFICALLY NEGATES AND DISCLAIMS ANY FURTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING WITHOUT LIMITATION (I) THE NATURE AND CONDITION OF THE PROPERTY AND THE SUITABILITY THEREOF FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON, (II) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR ANY OTHER MATTER RELATING IN ANY WAY TO THE PROPERTY, (III) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER AUTHORITY OR BODY,
(IV) THE EXISTENCE OF ANY TOXIC OR HAZARDOUS SUBSTANCE OR WASTE IN, ON, UNDER THE SURFACE OF OR ABOUT THE PROPERTY, (V) GEOLOGICAL CONDITIONS,

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INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND FAULTING, (VI) WHETHER OR NOT AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOODPLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (VII) DRAINAGE, (VIII) ZONING OR LAND USE RESTRICTIONS RULES AND REGULATIONS TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (IX) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, DURABILITY, STRUCTURAL INTEGRITY, OPERATION, LEASING, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR (XII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE OTHER THAN GENERAL OFFICE USE (BUYER AFFIRMING THAT, OTHER THAN GENERAL OFFICE USE, BUYER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE).

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND CHRIS SKYLES INVESTIGATION AND INQUIRY DESCRIBED IN SECTION 9(A), BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER
(A)HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION, AND (B) HAS NOT MADE ANY EXPRESS OR IMPLIED, ORAL OR WRITTEN, REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

EXCEPT FOR THE EXPRESS REPRESENTATIONS, BUYER AGREES THAT IT HAS EXAMINED AND INVESTIGATED THE PROPERTY PRIOR TO EXECUTION HEREOF OR THAT IT WILL INVESTIGATE THE PROPERTY PRIOR TO CLOSING AND THAT IN PURCHASING THE PROPERTY BUYER WILL RELY SOLELY UPON ITS INDEPENDENT EXAMINATION, STUDY, INSPECTION AND KNOWLEDGE OF THE PROPERTY, AND BUYER IS RELYING SOLELY UPON ITS OWN EXAMINATION, STUDY, INSPECTION, AND KNOWLEDGE OF THE PROPERTY AND BUYER’S DETERMINATION OF THE VALUE OF THE PROPERTY AND USES TO WHICH THE PROPERTY MAY BE PUT, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER.

EXCEPT TO THE EXTENT RELATING TO SELLER’S BREACH OF ANY OF THE EXPRESS REPRESENTATIONS OR MATTERS ADDRESSED IN THE ESCROW AGREEMENT, BUYER HEREBY EXPRESSLY ASSUMES ALL RISKS, LIABILITIES, CLAIMS, DAMAGES, AND COSTS (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, PUNITIVE, DIRECT, INDIRECT, OR CONSEQUENTIAL) RESULTING OR ARISING FROM OR RELATED TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR OR OPERATION OF THE PROPERTY. EXCEPT FOR THE EXPRESS REPRESENTATIONS, BUYER ACKNOWLEDGES THAT ANY CONDITION OF THE PROPERTY WHICH BUYER DISCOVERS PRIOR TO OR AFTER THE CLOSING DATE SHALL BE AT BUYER’S SOLE EXPENSE AND BUYER EXPRESSLY WAIVES AND RELEASES SELLER AND SELLER’S AGENTS AND REPRESENTATIVES FROM ANY CLAIMS UNDER FEDERAL LAW, STATE OR OTHER LAW THAT BUYER MIGHT OTHERWISE HAVE AGAINST SELLER OR SELLER’S AGENTS OR REPRESENTATIVES RELATING TO THE PHYSICAL CHARACTERISTICS OR CONDITION OF THE PROPERTY INCLUDING THE ENVIRONMENTAL CONDITION OF THE PROPERTY. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS-IS” NATURE OF THIS

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SALE. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS CONTRACT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

(D)The representations and warranties in Section 9(A) and Section 9(B) will survive the Closing, but only for a period of two (2) years, and no claim shall be allowed on any such representation or warranty unless written notice of the claim is delivered by the claimant to the other party within such two- year period. NOTHING IN THIS SECTION 9(D) LIMITS THE DISCLAIMER IN SECTION 9(C), WHICH WILL SURVIVE CLOSING WITHOUT LIMIT AS TO TIME.

(E)Seller shall have no liability to Buyer with respect to any Exception Matters. The provisions of the preceding sentence shall survive Closing. However, if there is a default or breach related to any Express Representations, the provisions of Section 5(D) shall control.

10.Pre-Closing Obligations.

(A)Seller agrees that (i) Seller will and will cause Flintco, LLC to maintain in effect all insurance which is in effect as of the Effective Date with respect to the Property, and continuing for a period of six (6) months following the Closing Date, and (ii) Seller will and will cause Flintco, LLC to have Buyer added as an additional insured on such polices as may be more specifically described on Schedule 3 attached hereto.

(B)As to all matters in this Section (B), until the earlier of the Closing or the termination of this Agreement, Seller shall develop, build, manage, operate and maintain the Property in accordance with Seller’s customary business practices. Seller shall not enter into any new leases (“New Leases”) or service contracts without Buyer’s prior written consent, in Buyer’s sole and absolute discretion as to any New Leases, and in Buyer’s reasonable discretion as to any service contracts. Despite the foregoing, (i) the negotiation, execution and delivery of the Affiliate Tenant Office Lease described in Section 18 of this Agreement, which will be a New Lease, shall be governed by such Section 18, and (ii) any new service contract must be terminable, without any fee, penalty, premium or other cost, by Seller on thirty (30) days prior written notice and shall be terminated by Seller at Closing.

(C)Until the earlier of the Closing or the termination of this Agreement, Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, except that Seller may (1) replace depreciated or damaged personal property with personal property of similar quality and quantity in the ordinary course of business and (2) deal with Leases in accordance with Seller’s customary business practices.

(D)Until the earlier of the Closing or the termination of this Agreement, Seller shall promptly provide notice to Buyer of any litigation, arbitration, proceeding or administrative hearing (including condemnation) before any governmental authority or court for which Seller receives written notice and which adversely affects the Seller’s ability to consummate the Transaction or the development, construction, ownership or operation of the Property.

(E)Until the earlier of the Closing or the termination of this Agreement, Seller shall, within three (3) days of Seller’s receipt of written notice of same (including, without limitation, by electronic means, such as email), provide notice to Buyer of any claim of any kind whatsoever, including any claim for a mechanic’s, contractor’s or materialman’s lien, or for any default, damages, personal injury or death, made by any Design Consultant, Construction Contractor, provider of any materials, or any other person or entity, for which Seller receives written notice. Seller shall promptly and diligently seek to resolve such claim within twenty (20) days after receipt of written notice of same and in all events, prior to Closing.

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(F)Until the earlier of the Closing or the termination of this Agreement, Seller shall provide to Buyer promptly after receipt thereof, copies of any written notice that (i) the Property, or any portion thereof, (ii) Seller’s use, development, construction, operation or ownership of the Property, or any portion thereof, or (iii) Seller, is in violation or is alleged to be in violation of any laws of any applicable governmental authority or body, including any local, state or federal environmental law.

(G)Until the earlier of the Closing or the termination of this Agreement, in addition to including same in the Seller’s Reconfirmation Certificate, upon Seller obtaining notice of same, Seller shall promptly provide notice to Buyer describing any circumstances which may arise that preclude Seller from reconfirming any of its representations as of the Closing Date in the Seller’s Reconfirmation Certificate.

(H)Subject to the following provisions of this subsection, the list of the Personal Property attached hereto as Exhibit B will be used for the purposes of describing the tangible personal property to be assigned by the Bill of Sale. All of the current Personal Property described on the attached Exhibit B will be located at the Land or in the Improvements at Closing except for any items of the Personal Property which are obsolete, damaged or destroyed and which have been replaced on or before Closing with the same quantity of items of substantially similar type and quality, which replacement items will be described in the Bill of Sale in lieu of the replaced items. Seller shall not terminate (i) any Warranties, Approvals, Leases, the Parking Lease and (ii) without providing to Buyer at least five (5) days’ prior written notice, any Design Contracts or Construction Contracts.

(I)Until the earlier of the Closing or the termination of this Agreement, Seller will reasonably cooperate with Buyer in negotiating with the City of Austin and Parking Management Company, LLC to obtain the final form or the final terms of the respective Parking Leases, including, without limitation, the number of parking spaces (which includes, at Closing, increasing the number of parking spaces under the City Parking Lease up to a total of one-hundred (100) spaces), the rental amount, monthly or other period as may be reasonably acceptable to Buyer, and the inception date for the use of the parking spaces and parking facilities. Seller shall not be required to incur any additional liability or obligation under the Parking Leases that does not exist as of the Effective Date.

11.Remedies.

(A)If after ten (10) days’ written notice from Seller (except for Buyer’s obligation to deliver the Earnest Money or any of Buyer’s Closing obligations, as to which Buyer shall not be entitled to such cure period) Buyer fails to perform any of its material obligations under this Agreement, then Seller, as its sole and exclusive remedy, may terminate this Agreement and Seller’s obligation to complete the Transaction and, upon so doing, will be entitled to receive all of the Earnest Money as liquidated damages. Seller waives all remedies for Buyer’s failure to complete the Transaction, except those specifically provided for in this Section 11(A). Provided, however, nothing in this Section 11(A) shall limit Seller’s remedies arising out of or in connection with (i) a breach of Buyer’s obligations under Section 6(E), Section 12, or Section 16(M) or (ii) any obligation which accrues after Closing. Furthermore, despite anything in this Section 11(A) to the contrary, in the event of Buyer’s default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Buyer or any party related to or affiliated with Buyer (i) creates any binding obligations on the Real Property before Closing, (ii) creates any additional material obligations or liability of or for Seller, or (iii) is asserting any claim or right to the Property, and for each of the foregoing items (i), (ii) or (iii), that would delay or prevent Seller from having clear, indefeasible, and marketable title to the Property.

(B)If after ten (10) days’ written notice from Buyer (except for any of Seller’s Closing obligations, as to which Seller shall not be entitled to such cure period) Seller fails to perform any of its material obligations under this Agreement, then Buyer, as its sole and exclusive remedy, may, at its option

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either, (1) terminate this Agreement and Buyer’s obligation to complete the Transaction and the Earnest Money will be returned to Buyer, or (2) enforce specific performance of Seller’s obligation to convey the Property to Buyer consistent with the terms of this Agreement, provided that as a condition precedent to filing an action for specific performance, Buyer must deliver notice to Seller of its intention to file such action within forty-five (45) days after the scheduled Closing and such action must be commenced within seventy-five (75) days of the scheduled Closing Date. The prevailing party in such action to enforce specific performance shall be entitled to recover from the other reasonable attorneys’ fees to be fixed by the court or arbitrator which shall render a judgment or award, as well as the costs of suit or arbitration. In the event that Seller has conveyed the Real Property in violation of this Agreement to one or more persons or entities not related to Buyer or if for any other reason the remedy of specific performance is not available to Buyer, then, in addition to the prompt return of the Earnest Money made pursuant to this Agreement with accrued interest, Buyer may pursue all available remedies. Except as expressly described above, Buyer waives all other remedies for Seller’s failure in performance (including any right to obtain damages from Seller, including consequential, incidental, special or punitive damages). Provided, however, nothing in this Section 11(B) shall limit Buyer’s recovery arising out of (i) a breach of Seller’s obligations under Section 12 or Section 16(M); (ii) the breach of any of Seller’s representations or warranties set forth in Section 9(A) discovered subsequent to Closing; and (iii) any obligation that accrues after Closing.

(C)Seller and Buyer acknowledge that Seller’s damage would be difficult or impossible to ascertain in the event of Buyer’s default in its obligation to purchase the Property and that the liquidated damages provided for in Section 11(A) are a reasonable estimate of Seller’s damages. Seller and Buyer acknowledge that the amount of the liquidated damages has been set taking into account various factors, including the potential for change in value of the Property.

(D)Except as otherwise specifically provided in this Agreement, all remedies under this Agreement are cumulative and may be exercised concurrently or consecutively, in such order as a party may elect. No party shall claim or be entitled to recover or obtain from the other party (i) any consequential, incidental, special or punitive damages, or (ii) except as otherwise specifically provided in this Agreement, if at all, actual damages, and each party hereby waives and releases any such claim for such excluded damages. This Section shall survive Closing or any termination of this Agreement.

12.Brokerage.

Each party hereto represents to the other that it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase hereunder and that such party has not dealt with any broker or finder purporting to act on behalf of any other party. Seller and Buyer each agrees to indemnify and defend the other and hold the other harmless against any claim for a commission, finder’s fee or similar compensation asserted by any person retained by or claiming through the indemnifying party in connection with the Transaction or the execution of this Agreement and all related loss, damage, liability, obligation, claim, suit, cause of action, judgment, settlement, penalty, fine, cost or expense (including reasonable fees and disbursements of attorneys and other professionals and court costs). This Section shall survive Closing or termination of this Agreement for a period of two (2) years.

13.Possession.

Seller will deliver possession of the Property to Buyer at the time of Closing, subject to rights of tenants, rights under the Accepted Service Contracts, any Exception Matter, and the Permitted Exceptions.

14.Casualty and Condemnation.

(A)Seller will notify Buyer within a reasonable period, but in all events, within ten (10)

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business days after receiving notice of (1) any Casualty Loss (hereinafter defined), or (2) written notice of the commencement of any proceedings for the taking by eminent domain of all or any part of the Real Property.

(B)If, prior to Closing, any of the Real Property is damaged by fire or other casualty (a “Casualty Loss”), Seller shall promptly and diligently repair the Casualty Loss to the same standard of finishes or improvements as existed prior to the Casualty Loss and in accordance with the Plans and Specifications. The Closing will be postponed as reasonably necessary to allow the completion of the repair of the Casualty Loss, including obtaining any applicable certificate of occupancy or other Approval necessitated or related to such Casualty Loss and repair, and the Closing Date shall be postponed until fifteen (15) days after completion of such repair. Despite the foregoing, in the event of (i) a material Casualty Loss affecting more than 20% of the square footage of the Improvements, or (ii) a Casualty Loss affecting 20% or less of the square footage of the Improvements and upon Seller’s notification to Buyer that the repairs cannot be completed on or before August 1, 2022, Buyer shall have the option, in Buyer’s sole and absolute discretion, of terminating this Agreement by delivering written notice of such termination to Seller and Title Agent, in which case the Earnest Money, less the $100 Independent Consideration, will be returned to Buyer.

(C)If, prior to Closing, all or a material part of the Real Property is taken by eminent domain or written notice is delivered to Seller that any proceedings for the taking by eminent domain of all or a part of the Real Property is or will be commenced (a “Taking”), then Buyer shall have the option, in Buyer’s sole and absolute discretion, of terminating this Agreement by delivering written notice of such termination to Seller and Title Agent, in which case the Earnest Money, less the $100 Independent Consideration, will be returned to Buyer. If Buyer elects to complete the Transaction despite a Taking, Seller will deliver to Buyer at Closing, through the closing escrow, all condemnation proceeds previously received by Seller and an assignment of Seller’s rights with respect to all uncollected condemnation proceeds (in either case, net of proceeds allocable to loss of use of the Property for the period through the Closing Date and costs incurred by Seller in connection with or as a result of such proceedings) and such documents as Buyer may reasonably request to substitute itself for Seller in any pending eminent domain proceedings.

(D)The Uniform Vendor and Purchaser Risk Act, Section 5.007 of the Texas Property Code, shall not be applicable to this Agreement or the Transaction.

15.Consequences of Termination.

If Buyer or Seller terminates its obligation to complete the Transaction under circumstances permitted by this Agreement, neither Buyer nor Seller will have any further obligation under this Agreement, except any obligation that by its terms specifically survives a termination of this Agreement. Nothing in this Section 15 is intended to limit the obligations of the Title Agent or the provisions of this Agreement dealing with the disposition of funds or documents held in escrow following termination of the obligations of Buyer or Seller. If Buyer or Seller terminates its obligation to complete the Transaction, within five (5) business days thereafter Buyer shall (1) deliver to Seller or destroy (and provide to Seller written confirmation of such destruction) all materials related to the Property provided to Buyer by Seller, and (2) upon payment by Seller to Buyer for such materials, deliver to Seller copies of all surveys, reports and studies prepared for Buyer by any third-party consultants (other than attorneys) relating to the Property, but expressly without any warranties whatsoever and limited to the extent such information is not confidential and privileged.

16.Miscellaneous.

(A)When the context so requires in this Agreement, words of one gender include one or more

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other genders, singular words include the plural, and plural words include the singular. Use of the words “include” and “including” are intended as an introduction to illustrative matters and not as a limitation. References in this Agreement to “Sections” are to the numbered subdivisions of this Agreement, unless another document is specifically referenced. The word “party” when used in this Agreement means either Buyer or Seller unless another meaning is required by the context. The word “person” includes individuals, entities and governmental authorities. The word “governmental authority” is intended to be construed broadly and includes governmental agencies, instrumentalities, bodies, boards, departments and officers and individuals acting in any official capacity. The word “laws” is intended to be construed broadly and includes all codes, statutes, case law, rules, regulations, pronouncements, requirements, orders, directives, decisions, decrees, judgments and formal or informal guidance or interpretations of any court or governmental authority.

(B)If either party shall be required to employ an attorney to present, enforce or defend the rights of such party hereunder, the prevailing party in any proceeding, whether determined by judgment or written agreement of the parties, shall be entitled to recover court costs, reasonable attorneys’ fees and other costs incurred in addition to any other relief to which such party may be entitled. The provisions of this Section 16(B) shall survive Closing or any termination of this Agreement.

(C)Any notice or other communication to any party given under this Agreement will be effective only if in writing delivered to whichever of the following addresses is applicable:

If to Seller:    Elevate Sabine Investors LP 901 W. 9th Street, Suite 110
Austin, Texas 78703 Attn:    Chris Skyles
Phone:    512 740 8323
Fax:    N/A
Email:    chris@elevategp.com with a copy to:
Rigby Slack
3500 Jefferson Street, Suite 330
Austin, Texas 78731 Attn:    Cathleen C. Slack

Phone:    512.782.2062
Fax:    N/A
Email:    cslack@rigbyslack.com

If to Buyer:    Spinnaker Insurance Company 1 Pluckemin Way #102
Bedminster, NJ 07921
Attn:    Chief Executive Officer

Phone:    214-769-3041
Fax:    N/A
Email:    generalcounsel@hippo.com with a copy to:

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Hippo Analytics, Inc. 101 West 6th Street 5th Floor
Austin, TX 78701 Attn:    President

and

Cherry Petersen Landry Albert LLP
8350 North Central Expressway, Suite 1500
Dallas, Texas 75206-1619 Attn:    Jon G. Petersen
Phone:    214.265.5085
Fax:    214.265.7008
Email:    jpetersen@cplalaw.com

Any notice or other communication will be deemed to be received only upon delivery to the address provided for in this Section 16(C) or rejection of delivery at such address. Notice may be given by facsimile or electronic mail transmission, provided such transmission is completed at or prior to 5:00 p.m. Austin, Texas time on the date transmitted, and confirmation of transmission generated by the sender’s equipment or email provider will be prima facie evidence of receipt. The addresses and addressees to which notice is to be given may be changed by written notice given in the manner specified in this Section 16(C) and actually received by the addressee. Notices given by counsel to Buyer shall be deemed given by Buyer and notices given by counsel to Seller shall be deemed given by Seller.

(A)Subject to the provisions of Section 16(L), this Agreement will be binding upon and will inure to the benefit of Buyer and Seller and their respective successors and permitted assigns. Any indemnity in favor of a party also will benefit each person who holds a direct or indirect ownership interest in such party and the respective partners, investors, officers, directors, trustees, agents, employees, parent companies and affiliates of such party and such owners, and all such persons are third-party beneficiaries of this Agreement to the extent of their rights to indemnity under the related provision and may enforce that provision against Buyer or Seller, as applicable. The Title Company, Title Agent or Broker is not a third- party beneficiary of this Agreement, and the Title Company, Title Agent or Broker may not enforce this Agreement or any obligation under this Agreement.

(B)The Section headings contained in this Agreement are for convenience of reference only and are not intended to delineate or limit the meaning of any provision of this Agreement or be considered in construing or interpreting the provisions of this Agreement.

(C)This Agreement may be executed in any number of counterparts (including by means of facsimile or electronically scanned image or electronic signature and any signature so delivered shall be deemed to be an original signature hereto) with the same effect as if all parties had signed the same document. All counterparts shall be deemed an original, be construed together, constitute one and the same instrument and be the binding agreement of each party to the terms herein.

(D)This Agreement embodies the entire agreement and understanding between Buyer and Seller with respect to its subject matter and supersedes all prior agreements and understandings, written and oral, between Buyer and Seller related to that subject matter. At no time shall any prior or subsequent course of conduct by Seller or Buyer (other than as may be contained in any amendment or any writing executed

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by the applicable party) directly or indirectly limit, impair or otherwise adversely affect any of the parties’ rights or obligations under this Agreement, constitute any waiver or modification of any provisions of this Agreement, or obligate the parties to agree to, or to negotiate or consider an amendment or modification to or a waiver of any obligation or rights of the parties under this Agreement. This Agreement and the obligations of the parties under this Agreement may be amended, waived and discharged only by an instrument in writing executed by the party against which enforcement of the amendment, waiver or discharge is sought. Joinder of the Title Company, Title Agent or Broker will not be necessary to make any amendment, waiver or discharge effective between Buyer and Seller.

(H)The determination that any provision of this Agreement is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances. Any invalid or unenforceable provision will be enforced to the maximum extent permitted by law.

(I)“Hazardous Materials” means (1) any substance that constitutes hazardous materials, hazardous waste or toxic waste within the meaning of any Environmental Law or that otherwise is subject to regulation under any Environmental Law and (2) regardless of whether it is so classified, any radioactive material, radon, asbestos, mold, any medical waste, polychlorinated biphenyls (PCB’s), lead-based paint, urea formaldehyde foam insulation, petroleum or petroleum derivatives. “Environmental Law” means any law relating to the protection of the environment or, to the extent related to environmental conditions, human health or safety, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; and similar laws of the State of Texas.

(J)The term “Effective Date” means the date first stated above. This Agreement will become effective between Buyer and Seller when it has been executed by Buyer and Seller, regardless of when or whether the Title Agent acknowledges receipt of the executed Agreement.

(K)This Agreement shall be construed under and governed by the laws of the State of Texas, without regard to choice-of-law rules of any jurisdiction. The parties agree to be subject to the personal jurisdiction of the courts of the State of Texas and that venue for any proceeding of any kind whatsoever, including mediation, arbitration or litigation, under or related to this Agreement is in Travis County, Texas, unless the Texas Rules of Civil Procedure mandate that venue is in the county in which the Real Property is located, and the parties waive the right to sue or be sued elsewhere.

(L)Buyer may assign or otherwise transfer its interest under this Agreement to any entities directly or indirectly controlling, controlled by or under common control with Buyer or in which Buyer or its affiliates or principals are investors, provided said assignees assume all obligations of Buyer under this Agreement and Buyer delivers a copy of the assignment to Seller executed by both Buyer and the assignee evidencing the assignment by the Buyer and assumption of the obligations of Buyer pursuant to this Agreement by the assignee. Upon any assignment by Buyer, Buyer shall be released from this Agreement and any obligations pursuant to this Agreement. As used in this Agreement, the term “Buyer” shall be deemed to include any permitted assignees, designees or other transferees of the initial Buyer identified herein. Seller may not assign or otherwise transfer its interest under this Agreement to any other person or entity. Except as otherwise provided in this Section the rights and obligations of the parties to this Agreement are not assignable and any assignment or transfer in violation of this Section 16(L) shall be void.

(M)Seller and Buyer each agrees (1) to keep this Agreement and the contents of all Diligence Documents confidential and to request its brokers, agents and representatives to keep same confidential and

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(2)to not make any public announcements, press releases or similar disclosures with respect to the subject matter of this Agreement at any time without the written consent of the other party, provided that nothing contained in this Agreement shall prohibit disclosure of any matter to the extent required by law or order of any court or administrative agency or preclude Buyer or Seller from making disclosure to its agents, professionals, investors and prospective investors and lenders provided each agrees to keep the information provided to them confidential in accordance with the terms of this Section 16(M). The parties agree that before and after Closing, any press release or any other public document related to the Transaction will not contain the Purchase Price or any characterization of the Transaction as a sale at discount, a distressed sale or similar characterization (for sake of clarity, pursuant to the first sentence of this Section 16(M), any such press release or public document related to the Transaction would not be released or filed without the written consent of each Party hereto). Seller or Buyer shall not be liable for any breach or any damages of any kind whatsoever related to a violation of this Section 16(M) by any person or entity other than Seller or Buyer or their executive officers or key personnel as long as Seller or Buyer have complied with the confidentiality requirements in this Section 16(M) and all confidentiality requirements applicable to the terms of this Agreement. This Section 16(M) will survive the Closing or termination of this Agreement.

(N)If any date upon which an obligation is to be performed hereunder, or a period described herein expires, falls on a Saturday, Sunday, or other legal holiday observed by national banks in Austin, Texas, then the date for such performance or the expiration of such period, as applicable, shall be extended to the next following day which is not a Saturday, Sunday or such legal holiday. As used herein, “business day” means any day that is not a Saturday, Sunday or such legal holiday.

(O)BUYER AND SELLER EACH WAIVES RIGHT TO A JURY IN ANY LITIGATION IN CONNECTION WITH THIS AGREEMENT, THE PROPERTY, OR THE TRANSACTION. BUYER AND SELLER EACH ACKNOWLEDGES THAT THIS WAIVER HAS BEEN FREELY GIVEN AFTER CONSULTATION BY IT WITH COMPETENT COUNSEL. THIS SECTION 16(P) HAS BEEN INCLUDED ONLY FOR THE EVENT THAT, DESPITE THE PARTIES’ INTENTION, THE AGREEMENT TO ARBITRATE DISPUTES IS HELD TO BE INAPPLICABLE OR SUCH DISPUTE, CLAIM OR CAUSE OF ACTION IS MANDATED BY APPLICABLE LAW TO BE PURSUED IN A COURT PROCEEDING IN A COURT HAVING JURISDICTION, AND NOTHING IN THIS SECTION 16(P) IS INTENDED TO QUALIFY THE PARTIES’ AGREEMENT TO ARBITRATE ALL DISPUTES. THE PROVISIONS OF THIS SECTION 16(P) SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

(P)Buyer and Seller agree that, at either party’s election, this Transaction may be structured as an exchange of like-kind properties under Section 1031 of the IRS Code, and the regulations and proposed regulations thereunder. Any facilitator or intermediary for such exchange is or shall be a permitted assignee under Section 16(L) of this Agreement. The parties agree that such election must be made at least ten (10) days prior to the Closing Date. If such an election is made by one of the parties hereto, the non- electing party shall reasonably cooperate with the electing party, provided any such exchange is consummated pursuant to an agreement that is mutually acceptable to Buyer and Seller and which shall be executed and delivered on or before the Closing Date. The electing party shall in all events be responsible for all costs and expenses related to the Section 1031 exchange and shall fully indemnify, defend and hold the non-electing party harmless from and against any and all liability, claims, damages, expenses (including attorneys’ fees), proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such 1031 exchange that would not have been incurred by the non-electing party if the Transaction were a purchase for cash. The provisions of the immediately preceding sentence shall survive Closing and the transfer of title to the Property to Buyer. Despite anything to the contrary contained in this Section 16(Q), (i) any such Section 1031 exchange shall be consummated through the use of a facilitator or intermediary so that the non-electing party shall in no event be requested or required to acquire title to any property other than the Property, (ii) in no event shall the non-electing party be obligated

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to undertake any obligations or liabilities that it would not have had if the electing party did not elect to structure the Transaction as an exchange of like-kind properties under Section 1031 of the IRS Code, and
(iii) in no event shall any such Section 1031 exchange delay or be a condition to Closing.

(Q)Seller agrees that, if Closing occurs, it will indemnify, defend and hold harmless Buyer from and against any claim by a third-party and related loss, damage, liability, obligation, suit, cause of action, judgment, settlement, penalty, fine or cost or expense (including fees and disbursements of attorneys and other professionals and court costs) to the extent arising out of or related to (1) any personal injury or property damage suffered by a third party as a result of activities on the Real Property which occur before Closing during the period in which Seller owned the Property, (2) failure of Seller to perform any obligation under any Lease or Service Contract prior to Closing or (3) misapplication of Security Deposits prior to Closing. Buyer agrees that, if Closing occurs, it will indemnify, defend and hold harmless Seller from and against any claim by a third-party and related loss, damage, liability, obligation, suit, cause of action, judgment, settlement, penalty, fine or cost or expense (including fees and disbursements of attorneys and other professionals and court costs) to the extent arising out of or related to (1) any personal injury or property damage suffered by a third party as a result of activities on the Real Property which occur on or after Closing, (2) failure of Buyer to perform any obligation under any Lease or Service Contract from and after Closing, or (3) failure to properly apply Security Deposits for which Buyer receives a credit at Closing. The provisions of this Section 16(R) shall survive Closing but only for a period of six (6) months and no claim shall be allowed under this Section 16(R) unless written notice of the claim is delivered by the claimant to the other party within such six (6) month period.

(R)Buyer and Seller each represent and warrant that legal counsel for both parties participated in the preparation and negotiation of this Agreement and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party may not be employed in the interpretation of this Agreement or any amendments to this Agreement.

(S)The individuals respectively executing this Agreement on behalf of Seller and Buyer are doing so in their respective representative capacities only, solely as a representative of Seller or Buyer, as applicable, and any liability resulting hereunder based upon the actions of such individual shall merely be that of Seller or Buyer, as applicable, and not such individual.

(T)Time is of the essence with respect to this Agreement.

(U)No representations, warranties or covenants of Buyer or Seller pursuant to this Agreement shall survive Closing or any termination of this Agreement, except as otherwise expressly provided in this Agreement.

(V)Section 6045(e) of the IRS Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Title Agent is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

(1)Title Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Title Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

PURCHASE AND SALE AGREEMENT – Page 27

(2)Seller shall furnish to Title Agent, in a timely manner, any information requested by Title Agent and necessary for Title Agent to perform its duties as Reporting Person for the transaction.

(W)The following exhibits and schedules are attached hereto and made a part hereof for all purposes.

Exhibit A    Legal Description of the Land Exhibit B    Personal Property of Seller Exhibit C    Rent Roll
Exhibit D    Service Contracts Exhibit E    Warranties
Exhibit F    Special Warranty Deed
Exhibit G    Bill of Sale and General Assignment Exhibit H    Assignment and Assumption of Leases Exhibit I    Notice to Tenants
Exhibit J    Notice to Vendors
Exhibit K    Certificate of Non-Foreign Status Exhibit L    Seller’s Reconfirmation Certificate Exhibit M    Design Contracts
Exhibit N    Plans and Specifications
Exhibit N-1    Example of Space Plan/Buildout for Affiliate Tenant Premises Exhibit O    Construction Contracts
Exhibit P    Materials Contracts Exhibit Q    Litigation
Schedule 1    Accepted Service Contracts Schedule 2    Schedule of Exception Matters Schedule 3    Insurance Coverage Requirements

17.Escrow Agreement. At Closing, a portion of the Purchase Price in an amount of One Million and No/100 Dollars ($1,000,000.00) shall be retained in escrow pursuant to the terms of the Escrow Agreement among Seller, Buyer and Title Agent, or another escrow agent mutually acceptable to Seller and Buyer. The escrowed amount will be held (i) to pay for completion of any punch-list items or any items under warranty (including the warranty described in Section 19 below) that are not promptly performed, constructed, assembled, replaced or repaired by Seller (whether directly or by any applicable Contractor),
(ii) to pay for any mechanic’s, contractor’s or materialman’s lien claims that Seller fails or refuses to pay, or (iii) to pay for any damages that Buyer may incur or become subject to because of any breach of any obligation of or warranty or representation by Seller. The initial punch-list items shall be mutually determined by Seller and Buyer, or if the parties cannot mutually agree, by an independent architect, engineer, or construction manager or consultant mutually agreeable to the parties, at or within sixty (60) days after Closing, provided that the punch-list items may be supplemented from time to time for the entire term of the Escrow Agreement. Provided that there are not any claims outstanding, the escrowed amount shall be automatically reduced to Five Hundred Thousand and No/100 Dollars ($500,000.00) on the date that is six (6) months after the Closing Date, and the balance of the escrowed amount in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) shall be returned to Seller. Provided that there are not any claims outstanding, any balance then remaining in such escrow account at the first anniversary of the Closing shall be returned to Seller. If at any of the preceding dates, there are claims outstanding, any return of funds will be postponed until such claims are finally resolved. Provided that Buyer does not terminate this Agreement prior to the expiration of the Feasibility Period, Buyer and Seller and Title Agent, or other escrow agent, shall cooperate in good faith and act diligently to negotiate all the terms of the Escrow Agreement as soon as possible after the end of the Feasibility Period, and in all events, at least fifteen (15)

PURCHASE AND SALE AGREEMENT – Page 28

days prior to projected Closing Date. At Closing, Seller, Buyer and Title Company Title Agent or other escrow agent mutually acceptable to Seller and Buyer, shall enter into and exchange counterparts of the Escrow Agreement.

18.Lease for Seller’s Affiliate. Elevate Growth Partners, LLC (referred to as “Affiliate Tenant”), shall enter into a lease agreement (referred to as the “Affiliate Tenant Office Lease”), which shall be substantially in the same form as that certain Office Lease (the “Hippo Lease”), dated July 2, 2020, between Hippo Analytics, Inc., as tenant, and Elevate Sabine Investors, L.P. (as assignee from Elevate Sabine, LLC as the original landlord), as landlord), for the lease of the first floor (non-lobby) area of the Office Building Development as the premises (the “Affiliate Tenant Premises”), for a four (4) year term, at $43.00 per square foot base rent, with each of the first six (6) months and the last six (6) months of the term being free of the base rent. The Affiliate Tenant Office Lease effective date will be the same as the Closing Date and the commencement date will be the earlier of (i) substantial completion of any tenant finish-out, or (ii) October 1, 2022, and on such date without regard to whether or not any tenant finish-out is completed, any certificate of occupancy is issued, or any other condition to occupancy remains outstanding. The Affiliate Tenant Premises will be shell space, without any tenant finish-out or any allowance from Buyer for construction of any tenant finish-out, and all tenant finish-out will be constructed at the sole cost of Affiliate Tenant. The tenant finish-out will be completed as promptly as possible. The tenant finish-out will be of the quality, character, design consistent with the balance of space in the office building of the Improvements (“Consistent Quality”), and the plans and specifications, design and finishes will be subject to the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer may consult with its architect, engineer, design professional, construction or development consultant or other agent or consultant in providing its consent to such plans. In the event of any dispute between Affiliate Tenant or Seller and Buyer regarding whether the tenant finish-out is complete or of Consistent Quality, the parties shall promptly and diligently attempt to, and in all events, within ten (10) business days after such dispute arose, reach a mutually agreeable resolution of the disputed matters. In the event that the parties cannot reach a cannot mutually agreeable resolution of the dispute within such ten (10) business days, then (i) one or more of Seller’s Design Consultants, as designated by Seller, and (ii) one or more of Buyer’s representatives, which are acting in similar roles for Buyer as the Seller’s Design Consultants, as designated by Buyer, shall promptly and diligently attempt, and in all events, within ten (10) business days after the dispute is not mutually resolved by Seller and Buyer, to reach a mutually agreeable resolution of the disputed matters. In the event the parties’ consultants cannot reach a cannot mutually agreeable resolution of the dispute within such ten (10) business days, then the parties’ consultants shall, within three
(3)additional business days, choose a single independent third party design consultant and such design consultant shall promptly and diligently, and in all events, within ten (10) business days after accepting such engagement, provide a determination of that the tenant finish-out is complete and of Consistent Quality or a description of the matters which shall be completed in order for the tenant finish-out to be complete and of Consistent Quality. The determination of the third-party design consultant shall be binding on the parties. Each party shall pay the fees and costs of (i) its own design consultant, and (ii) one-half (1/2) of the independent third-party design consultant. Buyer and Seller and Affiliate Tenant shall cooperate in good faith and act diligently to negotiate all the terms of the Affiliate Tenant Office Lease prior to the expiration of the Feasibility Period, and in all events, at least fifteen (15) days prior to projected Closing Date. It is a condition to the obligation of Buyer to close this purchase and sale transaction that Affiliate Tenant enter into the Affiliate Tenant Office Lease at or before the Closing and the failure or refusal of Affiliate Tenant to timely do so (provided that Buyer performs as required herein) shall be deemed a default by Seller under this Agreement.

PURCHASE AND SALE AGREEMENT – Page 29

19.Improvements Warranty. At Closing, Seller will provide to Buyer a written warranty and agreement to complete any punch-list items, to repair or replace any of the Improvements or any part or component of same, which are defective, were not constructed in accordance with the Plans and Specifications, or which fail for any reason, and an indemnity of Buyer for any damages which Buyer may incur or which may accrue related to any matter under the warranty. Provided that Buyer does not terminate this Agreement prior to the expiration of the Feasibility Period, Buyer and Seller shall cooperate in good faith and act diligently to negotiate all the terms of the warranty agreement as soon as possible after the end of the Feasibility Period, and in all events, at least fifteen (15) days prior to projected Closing Date.

[The remainder of this page is blank. The parties’ signatures are on the following pages.]

C:\9329.0001 - Spinnaker Ins Co - Austin Office Bldg\Contract\PSA - Waterloo Central V6 (1.31.2022).docx

PURCHASE AND SALE AGREEMENT – Page 30

SELLER:

ELEVATE SABINE INVESTORS LP,
a Texas limited partnership

By:    Elevate Sabine GP, LLC,
a Texas limited liability company, its general partner

By:
Name:	Chris Skyles
Title:	Manager

Date:    February     , 2022, but effective as of the Effective Date.

PURCHASE AND SALE AGREEMENT – Page 31

BUYER:

SPINNAKER INSURANCE COMPANY,
an Illinois licensed insurance company

By:
Name:
Title:

Date:    February     , 2022, but effective as of the Effective Date.

PURCHASE AND SALE AGREEMENT – Page 32

JOINDER BY TITLE COMPANY

Stewart Title Company of Austin, LLC (1) acknowledges receipt of this Agreement, executed on behalf of Seller and Buyer and (2) agrees to hold in escrow and deliver strictly in accordance with this Agreement all documents and funds delivered to it in escrow pursuant to this Agreement.

TITLE COMPANY:

STEWART TITLE COMPANY OF AUSTIN, LLC

By:      Name:      Title:

Date:    February     , 2022, but effective as of the Effective Date.

PURCHASE AND SALE AGREEMENT – Page 33

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

BEING ALL OF LOT 8. BLOCK 37 OF THE ORIGINAL CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT ON FILE IN THE GENERAL LAND OFFICE OF THE STATE OF TEXAS

[TO BE UPDATED AT CLOSING FOR THE DEED.]

EXHIBIT A TO PURCHASE AND SALE AGREEMENT – Page 1

EXHIBIT B

PERSONAL PROPERTY OF SELLER

[TO BE UPDATED AT CLOSING FOR THE BILL OF SALE.]

EXHIBIT B TO PURCHASE AND SALE AGREEMENT – Page 1

EXHIBIT C

RENT ROLL

[Attached]

EXHIBIT C TO PURCHASE AND SALE AGREEMENT – Page 1

Waterloo Central Rent Roll
2/24/2022
				Monthly	Annual	Monthly NNN Recovery	.........Future	Rent Increases……...
Suite # Occupant Name	Rent Start	Expiration	NRSF	Base Rent	Base PSF	(est)	Date	Monthly Amount	PSF
100 Elevate Growth Partners	10/1/2022	9/30/2026	4,392	$15,738.00	$43.00	$4,758.00	10/1/2023	$16,210.14		$44.29
							10/1/2024	$16,696.44		$45.62
							10/1/2025	$17,197.34		$46.99

Notes
The first 6 months and last 6 months of the term are $0/SF Base rent, during which time TT still has full responsibility for NNNs
NRSF is approximate; it is to be re-measured upon completion pursuant to BOMA 2019, (identical to BOMA remeasurement language in Hippo Lease) NNNs are subject to change when the City right-sizes property taxes (property is currently assessed at $1.5M).
Starting in 2022 or 2023 NNNs will likely increase to more in the $18/SF range and grow 3-5% annually from there.
Elevate used Morrison & Head to fight our property taxes; there is a requirement in the Hippo lease that owner engage a similar firm annually to keep taxes low Current NNNs are written in here at $13/NRSF; the $13/SF estimate is called out in Hippo lease and thus repeated here, but is likely conservative

200	Hippo Insurance	8/1/2022	7/31/2030	31,700 $110,950.00	$42.00	$34,341.67	7/31/2023	$114,278.50	$43.26
							7/31/2024	$117,706.86	$44.56
							7/31/2025	$121,238.06	$45.89
							7/31/2026	$124,875.20	$47.27
							7/31/2027	$128,621.46	$48.69
							7/31/2028	$132,480.10	$50.15
							7/31/2029	$136,454.51	$51.65
Notes
The first 4 months of Hippo's lease are $0/SF Base rent
NRSF is estimated/called out as 31700 in Hippo lease, but will be remeasured per BOMA 2019 standards upon completion NNNs are called out at $13/SF currently as that is what is called out in Hippo's lease, but are only estimates.
Hippo has 1X 5 year extension, at "market rate", which would extend the Hippo lease to July/August 2035

Total Waterloo Central Rent Roll:    NRSF    % Total

Monthly Base Rent

Average Base PSF

Monthly NNN Recovery (est)
Leased NRSF:    36,092    100% $126,688.00    $42.12
Vacant NRSF:    0    0%    0
Total NRSF:    36,092    100% $126,688.00    $42.12

$39,099.67

$39,099.67

EXHIBIT D

SERVICE CONTRACTS

1.Monitoring System Agreement dated February 14, 2022 by and between Firetrol Protection Systems, Inc. (Contractor) and Elevate Sabine Investors, LP (Customer).

EXHIBIT D TO PURCHASE AND SALE AGREEMENT – Page 1

EXHIBIT E

WARRANTIES

[TO BE UPDATED AT CLOSING FOR THE BILL OF SALE.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT F

FORM OF SPECIAL WARRANTY DEED

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS    §
§
COUNTY OF         §

Elevate Sabine Investors LP, a Texas limited partnership (“Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by Spinnaker Insurance Company, an Illinois licensed insurance company (“Grantee”), whose address is 1 Pluckemin Way #102, Bedminster, New Jersey 07921, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee the tract(s) of land described on Exhibit A attached hereto, together with all of Grantor’s right, title, and interest in and to all related rights, easements, privileges, hereditaments and appurtenances pertaining to or benefitting said real property, including all right, title and interest of Grantor in and to all adjacent streets, alleys, rights-of-way, buildings, structures, and other improvements located on such land (collectively, the “Property”).

This conveyance is made and accepted subject and subordinate to those encumbrances and exceptions (the “Permitted Exceptions”) set forth on Exhibit B attached hereto.

TO HAVE AND TO HOLD the Property, unto Grantee, its successors and assigns forever, and Grantor does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee and its successors and assigns against every person whomsoever lawfully claiming or to claim the same, or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions.

Grantee by its acceptance of this Special Warranty Deed shall be deemed to consent to all of the terms and provisions hereof.

[The remainder of this page is blank. The Grantor’s signature is on the following page.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

IN WITNESS WHEREOF, this special warranty deed has been executed by Grantor to be effective as of     , 2022.

GRANTOR:

ELEVATE SABINE INVESTORS LP,
a Texas limited partnership

By:    Elevate Sabine GP, LLC,
a Texas limited liability company, its general partner

By:
Name:	Chris Skyles
Title:	Manager

THE STATE OF TEXAS    §
§ COUNTY OF     §

This instrument was acknowledged before me on the day of , 2022, by Chris Skyles, the Manager of Elevate Sabine GP, LLC, a Texas limited liability company, the general partner of Elevate Sabine Investors LP, a Texas limited partnership, on behalf of said entities.

_______________________________________
Notary Public’s Signature

(Personalized Seal)

After Recording, Return To:

Spinnaker Insurance Company 1 Pluckemin Way #102
Bedminster, NJ 07921
Attn: Chief Executive Officer

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

[Type or attach the legal description.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT B

PERMITTED EXCEPTIONS

[Type or attach the Permitted Exceptions.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT G

FORM OF BILL OF SALE AND GENERAL ASSIGNMENT

BILL OF SALE AND GENERAL ASSIGNMENT

This Bill of Sale and General Assignment (this “Bill of Sale”) is executed and delivered by and between Elevate Sabine Investors LP, a Texas limited partnership (“Assignor”), and Spinnaker Insurance Company, an Illinois licensed insurance company (“Assignee”), in light of the following recitals which are made a part hereof for all purposes.

RECITALS:

A.Assignor or its predecessors in title own certain personal property and have heretofore entered into certain contracts relating to the operation and maintenance of the office development located on the Real Property.

B.As used in this Bill of Sale, the following terms shall have the following meanings:

(i)“Real Property” means and refers to that certain parcel of land (the “Land”) described on Exhibit A attached hereto, together with all improvements (the “Improvements”) thereon and all rights and appurtenances pertaining thereto;

(ii)“Office Building Development” means and refers to that certain office development commonly known as “Waterloo Central” situated upon the Real Property;

(iii)“Personal Property” means collectively, the tangible personal property described on the attached Exhibit B, together with all other furniture, appliances, personal property, machinery, apparatus, equipment, and other tangible personal property and fixtures located on or used in the ownership, operation, repair and maintenance of the Real Property which is owned by Assignor;

(iv)“Contracts” means and refer to all contracts and agreements relating to the Property listed on the attached Exhibit C;

(v)“Intangibles” means and refers to all right, title and interest of Assignor in and to the following to the extent assignable: (a) all transferable permits, licenses, approvals, utility rights and similar rights related to the Real Property, if any, whether granted by governmental authorities or private persons, (b) all telephone numbers now serving the Office Building Development, and (c) all domain names and Uniform Resource Locator/URLs exclusively associated with the Office Building Development.

(vi)“Names” means the names “Waterloo Central Office Building”, “Waterloo Central”, and all variants thereof, and any logo embodying any such name;

(vii)“Retained Assets” means (i) computer software; (ii) rights to any websites, other than as specifically set forth herein; (iii) any furniture, equipment, appliances or other personal property owned by tenants or other third parties; and (iv) items of personal property or intangible property owned by Assignor or its property manager and used in connection with the Real Property, Personal Property, existing leases or leases and the business related to same as part of Seller’s or its property managers administrative office’s integrated systems of ownership, management and/or operations of office building

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

developments or projects, such as, by way of example and without limitation, computer and phone system software, corporate licenses, and management and financial reporting systems and software, websites, Uniform Resource Locator/URL and email addresses.

(viii)“Assigned Intangibles” means the Intangibles, save and except the Retained
Assets.

(ix)“Warranties” means and refers to all warranties, indemnities and guarantees of any kind whatsoever, express or implied, issued or arising in connection with or relating to the Improvements or the Personal Property which remain in effect as of the date hereof, if any, including, without limitation, those items as set forth on Exhibit D attached hereto, which include any of same (a) under any construction contracts, written or oral, and as modified or supplemented from time to time (collectively, the “Construction Contracts”), between Assignor and any general contractor or subcontractor, of any tier whatsoever (collectively, the “Construction Contractors”), (b) under any contracts, written or oral, and as modified or supplemented from time to time (collectively, the “Design Contracts”), between Assignor and any architect, design professional, engineer, planner, construction manager or supervisor, decorator, stylist, consultant, or any other person or entity with whom Assignor contracted for the providing of planning, design, architectural, engineering or other similar services relating to the Improvements (collectively, the “Design Consultants”), or (c) under any contracts, written or oral, and as modified or supplemented from time to time (collectively, the “Materials Contracts”), related to any materials, whether or not same were specially fabricated (collectively, the “Materials”), incorporated into the Improvements or Real Property.

(x)“Approvals” means and refers to (a) written licenses, permits, governmental building inspection approvals, certificates of occupancy, and entitlements issued, approved or granted by any applicable governmental authorities in connection with the Real Property, and (b) written licenses, consents, easements, rights of way and approvals obtained from private parties to make use of utilities and to provide vehicular and pedestrian ingress and egress for the Real Property, if and to the extent transferrable without third party consent or cost or liability to Assignor.

C.Subject to the terms of this Bill of Sale, Assignee desires to purchase and assume from Assignor, and Assignor desires to sell and assign to Assignee, Assignor’s right, title and interest in and to the Personal Property, Leases, Contracts and Assigned Intangibles.

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of Ten Dollars ($10.00) and other good and valuable consideration delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, the parties agree as follows:

1.Subject to the terms of this Bill of Sale, Assignor does hereby assign, transfer, set over, deliver and convey unto Assignee all right, title and interest of Assignor and Assignee hereby accepts, all right, title and interest of and assumes all obligations of Assignor in and to the Personal Property, Contracts, Names, Assigned Intangibles, Warranties and Approvals from and after the date hereof.

2.It is specifically agreed that Assignor shall not be responsible (and Assignee shall be responsible) to the contracting parties under the Contracts for the obligations of Assignor under the Contracts accruing from and after the date hereof. It is specifically agreed that Assignee shall not be responsible (and Assignor shall be responsible) to the contracting parties under the Contracts for the obligations of Assignor under the Contracts accruing prior to the date hereof.

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

3.All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[The remainder of this page is blank. The parties’ signatures are on the following pages.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

IN WITNESS WHEREOF, this Bill of Sale has been executed by Assignor and Assignee to be effective as of     , 2022.

ASSIGNOR:

ELEVATE SABINE INVESTORS LP,
a Texas limited partnership

By:    Elevate Sabine GP, LLC,
a Texas limited liability company, its general partner

By:         Name: Chris Skyles
Title:    Manager

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

IN WITNESS WHEREOF, this Bill of Sale has been executed by Assignor and Assignee to be effective as of     , 2022.

ASSIGNEE:

SPINNAKER INSURANCE COMPANY,
an Illinois licensed insurance company

By:      Name:      Title:

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT A

LEGAL DESCRIPTION OF THE REAL PROPERTY

[Type or attach the legal description.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT B

PERSONAL PROPERTY

[Type or attach a list of Personal Property.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT C

CONTRACTS

[Type or attach a list of Contracts.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT D

WARRANTIES

[Type or attach a list of Warranties.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT H

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES

This Assignment and Assumption of Leases (this “Assignment”) is executed and delivered by and between Elevate Sabine Investors LP, a Texas limited partnership (“Assignor”), and Spinnaker Insurance Company, an Illinois licensed insurance company (“Assignee”), in light of the following recitals which are made a part hereof for all purposes.

RECITALS:

A.Assignor or its predecessors in title have heretofore entered into certain leases relating to the occupancy of the office development located on the Real Property.

B.As used in this Assignment, the following terms shall have the following meanings:

(i)“Real Property” means and refers to that certain parcel of land described on Exhibit A attached hereto, together with all improvements thereon and all rights and appurtenances pertaining thereto;

(ii)“Office Building Development” means and refers to that certain office development commonly known as “Waterloo Central” situated upon the Real Property;

(iii)“Leases” means those leases and rental agreements permitting occupancy or use of space on the Real Property as reflected in the rent roll attached hereto as Exhibit B;

(iv)“Security Deposits” means cash security deposits, “net lease” deposits or escrows (such as for taxes, insurance, utilities or common area maintenance), or other deposits or escrows of any kind whatsoever under the Leases, and unearned prepaid rent or other payments from tenants, not heretofore forfeited, credited or returned to the tenants, as may be more particularly described in the rent roll attached hereto as Exhibit B.

C.Subject to the terms of this Assignment, Assignee desires to purchase and assume from Assignor, and Assignor desires to sell and assign to Assignee, Assignor’s right, title and interest in and to the Leases and the Security Deposits.

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of Ten Dollars ($10.00) and other good and valuable consideration delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, the parties agree as follows:

1.Subject to the terms of this Assignment, Assignor does hereby assign, transfer, set over, deliver and convey unto Assignee all right, title and interest of Assignor and Assignee hereby accepts, all right, title and interest of and assumes all obligations of Assignor in and to the Leases and the Security Deposits.

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

2.By accepting this Assignment and by its execution hereof, Assignee hereby assumes and agrees to perform and discharge all of the duties and obligations to be performed or discharged by Assignor under the Leases as landlord or lessor or otherwise, accruing after the date hereof, but not prior thereto, including, but not limited to, the obligation to repay or account for, in accordance with the terms of the Leases, any and all Security Deposits hereby transferred to Assignee.

3.It is specifically agreed that Assignor shall not be responsible (and Assignee shall be responsible) to the tenants or lessees under the Leases for the obligations of landlord or lessor under the Leases accruing from and after the date hereof. It is specifically agreed that Assignee shall not be responsible (and Assignor shall be responsible) to the tenants or lessees under the Leases for the obligations of landlord or lessor under the Leases accruing prior to the date hereof.

4.All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[The remainder of this page is blank. The parties’ signatures are on the following pages.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

IN WITNESS WHEREOF, this Assignment has been executed by Assignor and Assignee to be effective as of     , 2022.

ASSIGNOR:

ELEVATE SABINE INVESTORS LP,
a Texas limited partnership

By:    Elevate Sabine GP, LLC,
a Texas limited liability company, its general partner

By:         Name: Chris Skyles
Title:    Manager

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

IN WITNESS WHEREOF, this Assignment has been executed by Assignor and Assignee to be effective as of     , 2022.

ASSIGNEE:

SPINNAKER INSURANCE COMPANY,
an Illinois licensed insurance company

By:         Name:              Title:

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT A

LEGAL DESCRIPTION OF THE REAL PROPERTY

[Type or attach the legal description.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT B

LEASES

[Type or attach a list of Leases or Rent Roll.]

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT I

FORM OF NOTICE TO TENANTS

NOTICE TO TENANTS

    , 2022

RE: Sale of Waterloo Central, located at 701 E. 5th Street, Austin, Texas 78701 (the “Property”) Dear Tenant:
This letter is to inform you that Spinnaker Insurance Company, an Illinois licensed insurance company (“New Owner”) purchased the Property from Elevate Sabine Investors LP, a Texas limited partnership (“Former Owner”). All of Former Owner’s interest as lessor under your lease and your prepaid rent, security and other deposits (if any) were assigned to New Owner and New Owner is now the landlord under the lease. All of Former Owner’s rights and obligations under your lease were assigned to New Owner, which New Owner is now the landlord under the lease and has assumed all of such rights and obligations under the lease which may accrue on or after the date of this letter. has been chosen by New Owner to manage the Property and will now be servicing your rental.

Please make all future rental payments to “    ” at the rental office located on the Property.

Should you have any questions or concerns regarding your rental please visit the on-site manager at the Property or call     representative,     . at (    )     -    .

NEW OWNER:

_
SPINNAKER INSURANCE COMPANY,
an Illinois licensed insurance company

By:         Name:              Title:

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

ACKNOWLEDGEMENT OF TRANSFER BY FORMER OWNER:

FORMER OWNER:

ELEVATE SABINE INVESTORS LP,
a Texas limited partnership

By:    Elevate Sabine GP, LLC,
a Texas limited liability company, its general partner

By:         Name: Chris Skyles
Title:    Manager

EXHIBIT E TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT J

FORM OF NOTICE TO VENDORS

NOTICE TO VENDORS

    , 2022

Name of Vendor:         Address of Vendor:          Title of Contract:         Date of Contract:

RE: Sale of Waterloo Central, located at 701 E. 5th Street, Austin, Texas 78701 (the “Property”) and assignment and assumption of the Contract between Elevate Sabine Investors LP, a Texas limited partnership (“Former Owner”) and Vendor

Dear Vendor:

This letter is to inform Vendor that Spinnaker Insurance Company, an Illinois licensed insurance company (“New Owner”) purchased the Property from Former Owner and the Contract has been assigned to New Owner. All of Former Owner’s rights and obligations under Vendor’s Contract described above were assigned to New Owner, which New Owner is now the customer under the Contract and has assumed all of such rights and obligations under the Contract which may accrue on or after the date of this letter. has been chosen by New Owner to manage the Property and will now be the contact for Vendor under your Contract.

Please send all future invoices to “    ” at the rental office located on the Property.

Should you have any questions or concerns regarding your Contract please call the manager’s representative,     . at ( ) - .

Sincerely,

NEW OWNER:

SPINNAKER INSURANCE COMPANY,
an Illinois licensed insurance company

By:         Name:              Title:

EXHIBIT J TO PURCHASE AND SALE AGREEMENT – Page 1

ACKNOWLEDGEMENT OF TRANSFER BY FORMER OWNER:

FORMER OWNER:

ELEVATE SABINE INVESTORS LP,
a Texas limited partnership

By:    Elevate Sabine GP, LLC,
a Texas limited liability company, its general partner

By:         Name: Chris Skyles
Title:    Manager

By:      Name:      Title:

EXHIBIT J TO PURCHASE AND SALE AGREEMENT – Page 2

EXHIBIT K

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended (the “IRS Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a “Foreign Person” as defined by the IRS Code. For U.S. tax purposes, the owner of a Disregarded Entity, which has legal title to a U.S. real property interest under local law, will be the transferor of the property and not the disregarded entity. As used herein, “Disregarded Entity” has the same meaning as defined in Section 1.1445- 2(b)(2)(iii) of the IRS Code. To inform the transferee that withholding of tax is not required upon the disposition of the U.S. real property interests owned by Elevate Sabine Investors LP, a Texas limited partnership (“Transferor”), the undersigned, as Transferor, hereby certifies the following:

1.Transferor is not a foreign person (as that term is defined in the IRS Code and applicable income tax regulations);

2.Transferor is not a Disregarded Entity.

3.Transferor’s U.S. employer identification number is 85-1862476; and

4.Transferor’s office address is:

Elevate Sabine Investors LP 901 W. 9th Street, Suite 110
Austin, Texas 78703 Attn:    Chris Skyles

Executed as of     , 2022.

TRANSFEROR:

ELEVATE SABINE INVESTORS LP,
a Texas limited partnership

By:    Elevate Sabine GP, LLC,
a Texas limited liability company, its general partner

By:         Name: Chris Skyles
Title:    Manager

EXHIBIT K TO PURCHASE AND SALE AGREEMENT – Page 1

EXHIBIT L

FORM OF SELLER’S RECONFIRMATION CERTIFICATE

SELLERS’ RECONFIRMATION CERTIFICATE

Elevate Sabine Investors LP, a Texas limited partnership (“Seller”), hereby certifies to Spinnaker Insurance Company, an Illinois licensed insurance company (“Buyer”), that (i) the representations and warranties of Seller contained in Section 9A of that certain Purchase and Sale Agreement (the “Agreement”) dated on or about , 2022, between Seller and Buyer, are true and correct as of the date set out below as if remade on the date set forth below; provided that the Rent Roll described in Section 9(A)(6) of the Agreement is amended to refer to the current Rent Roll dated on or within ( ) days prior to the date of this Certificate a copy of which is attached to that certain Assignment and Assumption of Leases of even date herewith between Seller and Buyer, and (ii) that Seller is not in default of any of its obligations under the Agreement.

Executed effective as of     , 2022.

[The remainder of this page is blank. The party’s signature is on the following page.]

EXHIBIT K TO PURCHASE AND SALE AGREEMENT – Page 1

Executed by as of the date first stated above.

SELLER:

ELEVATE SABINE INVESTORS LP,
a Texas limited partnership

By:    Elevate Sabine GP, LLC,
a Texas limited liability company, its general partner

By:         Name: Chris Skyles
Title:    Manager

EXHIBIT K TO PURCHASE AND SALE AGREEMENT – Page 1

EXHIBIT M

DESIGN CONTRACTS

1.Proposal dated July 13, 2019 by and between Wantman Group, Inc. and Elevate Sabine, LLC.
2.Proposal dated July 26, 2019 by and between Wantman Group, Inc. and Elevate Sabine, LLC.
3.Revised 701 East 5th Street Proposal dated August 15, 2019 by and between Runa Workshop, LLC and Elevate Sabine, LLC.
4.Interior Design, AEGB 1 Star Proposal dated August 10, 2020 by and between Runa Workshop, LLC and Elevate Sabine Investors, LP.
5.Proposal dated December 11, 2020 by and between WGI, Inc and Elevate Sabine, LLC.
6.Construction Materials Testing and Observation Proposal dated February 2, 2021 by and between Professional Service Industries, Inc. and Elevate Sabine Investors, LP.
7.Urbanspace Interiors Design Services Contract dated September 10, 2021 by and between Urbanspace Interiors and Elevate Sabine Investors LP.
8.Letter of Agreement for Interior Design Services dated January 14, 2022 by and between S. Tipton Studio, LLC and Elevate Growth Partners.
9.Proposal dated February 3, 2022 by and between WGI, Inc and Elevate Sabine Investors, LP.

EXHIBIT M TO PURCHASE AND SALE AGREEMENT – Page 1

EXHIBIT N

PLANS AND SPECIFICATIONS

1. 701 E. 5th Street – Schematic Design 09.27.2019 prepared by Runa Workshop, LLC.
2.Waterloo Central – Design Development 06.26.2020 prepared by Runa Workshop, LLC.
3.Waterloo Central – Construction Documents 09.07.2020 prepared by Runa Workshop, LLC.
4.Waterloo Central Project Manual – Specifications for 100% CD (September 7th, 2020) prepared by Runa Workshop, LLC.
5.Site Development Plan for 701 East 5th Street.
6.Renderings of Waterloo Central.
7.Associated Revision Issuance Documentation for Waterloo Central.
8.Hippo Insurance Office – Schematic Design Presentation 09.02.2020 prepared by Runa Workshop, LLC.
9.Hippo Insurance Office – All Hands Presentation.
10.Hippo Insurance Office – Design Development 09.23.2020 prepared by Runa Workshop, LLC.
11.Hippo Insurance Office - Design Development Materials prepared by Runa Workshop, LLC.
12.Hippo Insurance Office – Construction Documents 11.20.2020 prepared by Runa Workshop, LLC.
13.Renderings of Hippo Insurance Office.
14.Association Revision Issuance Documentation for Waterloo Central.

EXHIBIT N-1

EXAMPLE OF SPACE PLAN/BUILDOUT FOR AFFILIATE TENANT PREMISES

EXHIBIT O

CONSTRUCTION CONTRACTS

1.AIA Document A102 – 2017 dated January 26, 2021 by and between Elevate Sabine Investors, LP and Flintco, LLC.
2.Pre-Construction Services Agreement dated March 5, 2020 by and between Elevate Sabine Investors, LP and Flintco, LLC.
3.AIA Document G701 – 2017 (Change Order) dated November 23, 2020 by and between Elevate Sabine Investors, LP and Flintco, LLC.

EXHIBIT P

MATERIALS CONTRACTS

None, except as otherwise may be set forth in the Construction Contracts.

EXHIBIT P TO PURCHASE AND SALE AGREEMENT – Page 1

EXHIBIT Q

LITIGATION

None.

EXHIBIT Q TO PURCHASE AND SALE AGREEMENT – Page 1

SCHEDULE 1

ACCEPTED SERVICE CONTRACTS

1. Monitoring System Agreement dated February 14, 2022 by and between Firetrol Protection Systems, Inc. (Contractor) and Elevate Sabine Investors, LP (Customer).

SCHEDULE 1 TO PURCHASE AND SALE AGREEMENT – Page 1

SCHEDULE 2

EXCEPTION MATTERS

[Type or attach a list of any Exception Matters. If there is not anything on this Schedule 2 relating to any Exception Matter, Seller is representing that Seller has no actual knowledge of such Exception Matter.]

Section 9(A)(23) – The Real Property is subject to possible dues, taxes or assessments that are imposed by (or may be imposed) by the Austin Independent School District, City of Austin, Travis County, Travis Central Appraisal District, Travis Central Health, Downtown Public Improvement District, Travis County Healthcare District, Waller Creek TIF, Austin Community College District and the Downtown Austin Alliance, and such other entities or associations as may be further disclosed to Buyer.

SCHEDULE 2 TO PURCHASE AND SALE AGREEMENT – Page 1

SCHEDULE 3

CONTINUING INSURANCE COVERAGES

The following insurance coverages will be in place on the Effective Date of this Agreement and continue after Closing for the indicated periods, or if no period is specified, for at least six (6) months after the Closing, and Buyer shall be named as an additional insured on such coverages:

Builders Risk
•Remain in effect until final completion, including the Affiliate Tenant Premises on the first floor of the Office Building Development. This applies to both the policies secured or held by Seller and Flintco, LLC.
•Buyer should be added as an additional insured on these policies when this Agreement is executed.

GL/Umbrella and Contractors policy (E&O and Professional combined policy) policy
If Seller’s or Flintco, LLC’s policy is written on a claims made basis, then:
•Confirmation the retro date is before the beginning of construction.
•Coverage must remain in place for a period equal to when the Seller’s and Flintco, LLC’s obligations under this Agreement are completed including the final completion of the Affiliate Tenant Premises on the first floor of the Office Building Development.
•Any time the policy is not renewed/canceled or the retro date is changed, then an extended reporting period endorsement must be procured through the time when Seller’s and Flintco, LLC’s obligations under this Agreement are completed including the final completion of the Affiliate Tenant Premises on the first floor of the Office Building Development.

If the GL/Umbrella are on an occurrence basis, then:
•Coverage must remain in place for a period equal to when the Seller’s and Flintco, LLC’s obligations under this Agreement are completed including the final completion of the Affiliate Tenant Premises on the first floor of the Office Building Development.

All policies should include:
•Buyer and Hippo Analytics Inc., each as an additional insured.
•Waiver of Subrogation.
•Primary and non-contributory.
•30 days’ notice of cancelation to Buyer and Hippo Analytics Inc. Notwithstanding anything herein to the contrary, Flintco, LLC shall provide 30 days’ notice to Buyer and Hippo Analytics Inc. of non-renewal or reduction of limits of any policy required herein and maintained by Flintco, LLC.
•Prior to the Closing, Seller must deliver to Buyer and Hippo Analytics Inc. certificates of insurance evidencing the coverages.

Coverages that must be in place:
•Builders Risk – full value
•GL/Umbrella with minimum limit of $10,000,000
•E&O
•Pollution
•Employers Liability

SCHEDULE 2 TO PURCHASE AND SALE AGREEMENT – Page 1